SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
COOPER TIRE & RUBBER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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COOPER TIRE & RUBBER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:
        The 2006 Annual Meeting of Stockholders of Cooper Tire & Rubber Company (the “Company”) will be held in the Alumni Memorial Union, North Multi-Purpose Room at the University of Findlay, 1000 North Main Street, Findlay, Ohio 45840, on Tuesday, May 2, 2006 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

(1)	To elect three Directors of the Company.

(2)	To ratify the selection of the Company’s independent auditors for the year ending December 31, 2006.

(3)	To approve the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, including the Performance Goals listed thereunder.

(4)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.
        Only holders of Common Stock of record at the close of business on March 7, 2006 are entitled to notice of and to vote at the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
James E. Kline,
Vice President, General
Counsel and Secretary
Findlay, Ohio
March 21, 2006
        Please mark, date and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. In the alternative, you may vote by Internet or telephone. See page 2 of the proxy statement for additional information on voting by Internet or telephone. If you are present and vote in person at the Annual Meeting, the enclosed proxy card will not be used.

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COOPER TIRE & RUBBER COMPANY
701 Lima Avenue, Findlay, Ohio 45840
March 21, 2006

PROXY STATEMENT

GENERAL INFORMATION AND VOTING
        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the “Company”) to be used at the Annual Meeting of Stockholders of the Company to be held on May 2, 2006, at 10:00 a.m. Eastern Daylight Time, in the Alumni Memorial Union, North Multi-Purpose Room at the University of Findlay, 1000 North Main Street, Findlay, Ohio 45840. This proxy statement and the related form of proxy were first mailed to stockholders on or about March 21, 2006.
Purpose of Annual Meeting
        The purpose of the Annual Meeting is for stockholders to act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement. These matters consist of (1) the election of three Directors, (2) the ratification of the selection of the Company’s independent auditors for the year ending December 31, 2006, (3) the approval of the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, including the Performance Goals listed thereunder, and (4) to transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.
Voting
        Only stockholders who owned shares of Common Stock at the close of business on March 7, 2006 (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 61,335,240 shares of Common Stock outstanding. Each stockholder will be entitled to one vote for each share owned.
        The holders of a majority of the shares of Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” with respect to a proposal will be counted to determine whether a quorum is present at the Annual Meeting. “Broker non-votes” occur when certain nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so, and have not received voting instructions with respect to the proposal from the beneficial owners.
        Agenda Item 1. The nominees for election as Directors who receive the greatest number of votes will be elected as Directors. Abstentions and “broker non-votes” are not counted for purposes of the election of Directors.
        Agenda Item 2. Although the Company’s independent auditors may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2006. As a result, abstentions will have the same effect as a vote cast against the proposal, but “broker non-votes” will have no effect on the outcome of this proposal.

        Agenda Item 3: The proposal to approve the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, including the Performance Goals listed thereunder, requires the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting. As a result, abstentions will have the same effect as a vote cast against the proposal, but “broker non-votes” will have no effect on the outcome of this proposal.
Proxy Matters
        Stockholders may vote either by completing, properly signing, and returning the accompanying proxy card, or by attending and voting at the Annual Meeting. If you properly complete and return your proxy card in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares to elect the nominees listed under “Nominees for Director,” to ratify the selection of the Company’s independent auditors and to approve the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, including the Performance Goals listed thereunder.
        Stockholders of record and participants in certain defined contribution plans sponsored by the Company or a subsidiary of the Company (see below) may also vote by using a touch-tone telephone to call 1-800-652-VOTE (8683), or by the Internet by accessing the following website: http://www.computershare.com/expressvote.
        Voting instructions, including your stockholder account number and personal proxy access number, are contained on the accompanying proxy card or, in the case of participants in the following defined contribution plans sponsored by the Company or a subsidiary of the Company, the accompanying voting instruction card:

•	Spectrum Investment Savings Plan

•	Pre-Tax Savings Plan (Findlay)

•	The Standard Products Company Collectively Bargained Savings and Retirement Plan (Reid Division) USW Local 3586

•	Pre-Tax Savings Plan (Clarksdale)

•	Pre-Tax Savings Plan (Texarkana)
        Those stockholders of record who choose to vote by telephone or Internet must do so by not later than 2:00 a.m., Eastern Daylight Time, on May 2, 2006. All voting instructions from participants in the defined contribution plans sponsored by the Company and listed above must be received by not later than 2:00 a.m., Eastern Daylight Time, on April 28, 2006.
        A stockholder may revoke a proxy by filing a notice of revocation with the Secretary of the Company, or by submitting a properly executed proxy bearing a later date. A stockholder may also revoke a previously executed proxy (including one submitted by Internet or telephone) by attending and voting at the Annual Meeting, after requesting that the earlier proxy be revoked. Attendance at the Annual Meeting, without further action on the part of the stockholder, will not operate to revoke a previously granted proxy. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the Annual Meeting.

AGENDA ITEM 1
ELECTION OF DIRECTORS
        The Bylaws of the Company provide for the Board of Directors to be divided into three classes. Three Directors are to be elected to the class having a term expiring in 2009. If elected, each Director will serve for a three-year term expiring in 2009 and until his successor is elected and qualified.
        Each of the nominees is a Director standing for re-election and has consented to stand for election to a three-year term. In the event that any of the nominees becomes unavailable to serve as a Director before the Annual Meeting, the Board of Directors will designate a new nominee, and the persons named as proxies will vote for that substitute nominee.
        The Board of Directors recommends that stockholders vote FOR the three nominees for Director.
NOMINEES FOR DIRECTOR

JOHN J. HOLLAND	Former Chairman of the Board and Chief Executive Officer, Butler Manufacturing Company

Mr. Holland, age 56, was employed by Butler Manufacturing Company from 1980 until his retirement in 2004. Butler produces pre-engineered building systems, supplies architectural aluminum systems and components, and provides construction and real estate services for the nonresidential construction market. Prior to his retirement, Mr. Holland served as Chairman of the Board since 2001 and was Chief Executive Officer since 1999. Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas. Mr. Holland is also a director of SCS Transportation, Inc.
Director Since	2003
Nominee for Term to Expire	2009

JOHN F. MEIER	Chairman of the Board and Chief Executive Officer, Libbey Inc.

Mr. Meier, age 58, has been Chairman of the Board and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, since 1993. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is a trustee of Wittenberg University. Mr. Meier is also a director of Applied Industrial Technologies.
Director Since	1997
Nominee for Term to Expire	2009

NOMINEES FOR DIRECTOR (CONT.)

JOHN H. SHUEY	Former Chairman of the Board, President and Chief Executive Officer, Amcast Industrial Corporation

Mr. Shuey, age 60, joined Amcast Industrial Corporation, a producer of aluminum wheels for the automotive industry and copper fittings for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February 2001. Mr. Shuey has a B.S. degree in Industrial Engineering and an M.B.A. degree, both from the University of Michigan.
Director Since	1996
Nominee for Term to Expire	2009
DIRECTORS WHO ARE NOT NOMINEES

LAURIE J. BREININGER	Former President, Americas Bath & Kitchen, American Standard Companies Inc.

Ms. Breininger, age 48, was President of the Americas Bath & Kitchen business of American Standard Companies Inc. from 2000 until February 2005. American Standard is a global manufacturer of brand-name bathroom and kitchen fixtures and fittings and other products. Ms. Breininger graduated from the University of Wisconsin — Madison with a B.A. in Finance and Economics.
Director Since	2003
Expiration of Term	2008

STEVEN M. CHAPMAN	Group Vice President Emerging Markets & Businesses Cummins, Inc.

Mr. Chapman, age 52, is Group Vice President, Emerging Markets & Businesses, for Cummins, Inc. Cummins designs, manufactures and markets diesel engines and related components and power systems. Mr. Chapman has been with Cummins since 1985 and served in various capacities, including as President of Cummins’ International Distribution Business, Vice President of International, and Vice President of Southeast Asia and China. Mr. Chapman graduated from St. Olaf College with a B.A. in Asian Studies and from Yale University with a M.P.P.M. in Management.
Director Since	2006
Expiration of Term	2008

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

RICHARD L. WAMBOLD	Chairman of the Board, Chief Executive Officer and President, Pactiv Corporation

Mr. Wambold, age 54, has been Chief Executive Officer and President of Pactiv Corporation, a global provider of advanced packaging solutions, since 1999 and Chairman of the Board since 2000. Mr. Wambold holds a B.A. in Government and an M.B.A. from the University of Texas.
Director Since	2003
Expiration of Term	2008
ARTHUR H. ARONSON	Former Executive Vice President, Allegheny Teledyne Incorporated

Mr. Aronson, age 70, joined Allegheny Ludlum Corporation, a specialty steel producer, in 1988 as Executive Vice President and was elected a director in 1990. He was elected President and Chief Executive Officer in 1994, and in 1996 was named Executive Vice President of the successor corporation, Allegheny Teledyne Incorporated, where he also served as President of the Metals Segment. Mr. Aronson retired in 1998. Mr. Aronson has a Ph.D. degree in Metallurgy from Rensselaer Polytechnic Institute and a B.S. Degree in Metallurgy from the Massachusetts Institute of Technology. He is a trustee of Carnegie Mellon University. Mr. Aronson is also a director of Keystone Powder Metal Co.
Director Since	1995
Expiration of Term	2007

THOMAS A. DATTILO	Chairman of the Board, President and Chief Executive Officer

Mr. Dattilo, age 54, became employed by the Company as President and Chief Operating Officer and was named a director in January 1999. In April 2000, he was elected Chairman of the Board, President and Chief Executive Officer. He had previously been employed at Dana Corporation, an automotive parts manufacturer, since 1977, having been appointed President, Sealing Products in 1998 after serving in senior management positions since 1985. He earned a B.A. degree from The Ohio State University and a J.D. degree from the University of Toledo, and is a graduate of the Harvard Business School Advanced Management Program. Mr. Dattilo is a director of Harris Corporation. In addition, Mr. Dattilo serves the industry as Chairman of the Manufacturers Alliance and as immediate past Chairman of the Rubber Manufacturers Association.
Director Since	1999
Expiration of Term	2007

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

BYRON O. POND	Former Chairman of the Board, President and Chief Executive Officer, Amcast Industrial Corporation

Mr. Pond, age 69, was Chairman of the Board of Amcast Industrial Corporation from April 2002 until September 2005, and President and Chief Executive Officer of Amcast from November 1, 2004 until September 2005. Mr. Pond also served as Chief Executive Officer from February 2001 to July 2003 and as President from February 2001 to April 2002. Amcast is a producer of aluminum wheels for the automotive industry and industrial brass castings for the construction industry. Mr. Pond previously served as Chairman of the Board of Arvin Industries, Inc., an automotive parts manufacturer, from 1996 to 1999. On November 30, 2004, Amcast and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in order to facilitate a financial restructuring of its capital. Mr. Pond holds a B.S. degree in Business Administration from Wayne State University. He is also a director of Precision Castparts Corp. and GSI Group Inc.
Director Since	1998
Expiration of Term	2007

Note: The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table at page 41 of this proxy statement.
AGENDA ITEM 2
RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT AUDITORS
        Ernst & Young LLP served as independent auditors of the Company in 2005 and has been retained by the Audit Committee to do so in 2006. In connection with the audit of the 2005 financial statements, the Company entered into an engagement letter with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The Board of Directors has directed that management submit the selection of the independent auditors for ratification by the stockholders at the Annual Meeting.
        Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
        The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the Company’s independent auditors.

AGENDA ITEM 3
PROPOSAL TO APPROVE THE 2006 INCENTIVE COMPENSATION PLAN
        The Company desires to establish a new equity performance and incentive plan in order to further advance the interests of the Company and its stockholders by attracting and retaining officers and key employees and rewarding its officers and key employees for contributing to the success of the Company and the creation of stockholder value. For this purpose, the stockholders are being asked to approve the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan (the “Incentive Plan”), which will provide for the issuance of up to 5,000,000 shares of Common Stock under the Incentive Plan. On March 14, 2006, the Board adopted the Incentive Plan subject to stockholder approval of the Incentive Plan at the 2006 Annual Meeting. If the Incentive Plan is approved, no further awards will be made under the 1998 Incentive Compensation Plan and 2001 Incentive Compensation Plan, under which 2,598,919 shares remained available for awards as of March 7, 2006.
        In connection with the approval of the Incentive Plan, the stockholders are also being asked to approve each of the Performance Goals listed under the Incentive Plan (“Performance Goals”), pursuant to which the Compensation Committee of the Board of Directors (the “Committee”) may make payments which meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
        Approval of the Incentive Plan, including the Performance Goals, at the Annual Meeting requires the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting.
        The complete text of the Incentive Plan is attached to this proxy statement as Appendix A. The following is a summary of the key terms of the Incentive Plan, which is qualified in its entirety by reference to the text of the Incentive Plan.
        The Company estimates that as of March 7, 2006, approximately 160 individuals were eligible to participate in the Incentive Plan.
SUMMARY OF INCENTIVE PLAN
        General Terms. Under the Incentive Plan, the Committee is authorized to make awards to eligible individuals in the form of (1) Common Stock (including Restricted Shares), (2) restricted stock units, (3) options to purchase shares of Common Stock, (4) performance units, (5) dividend equivalents, (6) performance awards and (7) other awards. The Committee will oversee and administer the Incentive Plan and make awards and grants under it. The Incentive Plan allows the Committee to grant annual and long-term performance cash and stock awards that meet the criteria for “qualified performance-based compensation” under Section 162(m) of the Code.
        Shares Available Under the Plan. The Company’s ability to issue shares of Common Stock under the Incentive Plan is subject to a number of limits set forth in the Incentive Plan. The number of shares of Common Stock that may be issued or transferred (1) as stock (“Stock Awards”), (2) as restricted stock units (“RSUs”), (3) upon the exercise of options (“Stock Options”), (4) in payment of performance awards (“Performance Awards”) or performance units (“Performance Units”) that have been earned, (5) in payment of dividend equivalents paid with respect to awards made under the Incentive Plan (“Dividend Equivalents”), or (6) as other awards (“Other Awards”), may not exceed a total of 5,000,000 (plus any Common Stock relating to awards that expire or are forfeited or cancelled under the Incentive Plan) (the “Plan Limit”), subject to some adjustments pursuant to the terms of the Incentive Plan.

        In addition, subject to certain conditions set forth in the Incentive Plan, no more than 1,500,000 shares of Common Stock may be issued under the Incentive Plan as Stock Awards (including Restricted Shares) or in settlement of RSUs, Performance Units or other stock-based awards. To satisfy the requirements of Section 162(m) of the Code, no eligible individual may receive under the Incentive Plan in any calendar year Stock Options covering more than 1,000,000 shares. Furthermore, no participant may be granted Performance Awards denominated in Common Stock for more than 1,000,000 shares of Common Stock during any calendar year; and no performance payment to a participant for any performance period of 12 months or less with respect to a Performance Award denominated in cash may exceed $3,000,000 ($7,000,000 for periods exceeding 12 months) as further described under “Performance Awards” below. The limits described above are subject to adjustment by the Committee in the event of a merger, consolidation, stock dividend, stock split or other event affecting the Common Stock.
        On March 7, 2006, the closing price of the Common Stock reported by the New York Stock Exchange was $13.99.
        Eligibility. Officers, key employees, nonemployee Directors, consultants and advisers to the Company or any of its subsidiaries are eligible to receive awards under the Incentive Plan. In addition, any person who has agreed to begin serving in such capacity within 30 days of the date of grant is eligible to be selected by the Committee to receive benefits under the Incentive Plan. The Committee will select those who will receive grants on the basis of management objectives.
        The Incentive Plan contemplates the following types of awards:
        Stock Options. Stock Options may be either nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code. Incentive Stock Options may only be granted to eligible individuals who meet the definition of “employees” under Section 3401(c) of the Code. Stock Options entitle the optionee to purchase shares of Common Stock at a predetermined price per share (which may not be less than the market value at the date of grant, except for substituted awards that are granted upon the assumption of, or in substitution for, outstanding awards that the Company has previously granted to the optionee in connection with a corporate transaction such as a merger or consolidation). Each grant will specify whether the exercise price will be payable (1) in cash at the time of exercise, (2) by the transfer to the Company of shares of Common Stock owned by the optionee for at least six months and having a value at the time of exercise equal to the exercise price, (3) if authorized by the Committee, by the delivery of shares of Restricted Shares or other forfeitable shares, Performance Awards, other vested Stock Options, or Performance Units, or (4) by a combination of those payment methods. To the extent permitted by law, grants may provide for the deferred payment of the exercise price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.
        No Stock Options may be exercisable more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company that is required before the Stock Options become exercisable. In addition, grants may provide for the earlier exercise of a Stock Option in the event of retirement, disability, death or a “change in control” of the Company or other similar transactions or events. In order to comply with the provisions of the Code, the Incentive Plan does not allow for the grant of incentive stock options in an aggregate amount greater than the Plan Limit.
        Stock Awards. Stock Awards (including without limitation Restricted Shares) generally consist of one or more shares of Common Stock granted to a participant for no consideration or sold to a participant for a stated amount and may be granted in lieu of other compensation or benefits payable to a participant in the settlement of a previously granted award. Stock Awards may be subject to restrictions on transfer and to vesting conditions, as the Committee may determine.
        Restricted Shares and RSUs. An award of Restricted Shares involves the immediate transfer of ownership of a specific number of shares of Common Stock by the Company to a participant in consideration of the performance of services or at a purchase price determined by the Committee. The participant is immediately entitled to voting, dividend and other ownership rights in such shares. Each RSU represents the right of a participant to receive the value of one share of Common Stock at a payment date specified in connection with the grant of the unit, subject to the terms and conditions established by the Committee. When these terms and conditions are satisfied, RSUs will be payable, at the discretion of the Committee, in cash, shares of Common Stock or both.
        Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve as an officer or key employee of the Company during a specified period of years. If service alone is the criterion for non-forfeiture, the period of service must be at least three years. However, if other Performance Goals are included, non-forfeiture may occur one year from the date of grant. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. The Committee may also require the automatic deferral and reinvestment (in additional Restricted Shares) of any or all dividends or other distributions paid on the award during which forfeiture provisions are to continue. Additionally, the Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of retirement, disability, death or a change in control of the Company or other similar transaction or event.
        Performance Units. Performance Units may be granted as fixed or variable shares, or dollar-denominated units, subject to such conditions of vesting and time of payment as the Committee may determine. Performance Units will be payable, at the discretion of the Committee, in cash, shares of Common Stock, other incentive awards granted under the Incentive Plan, other property or any combination thereof. Awards of Performance Units may be subject to adjustment to reflect changes in a participant’s compensation or other factors. However, no adjustments will be made to a “covered employee” within the meaning of Section 162(m) of the Code if such action would result in a loss to the Company of an available exemption under such provision.
        Dividend Equivalents. Each Dividend Equivalent granted under the Incentive Plan generally entitles a participant to receive the value of any dividends paid in respect of a share of Common Stock. The Committee may also specify that the Dividend Equivalents be paid or distributed when they have accrued and may be paid in cash, additional shares of Common Stock, other incentive awards granted under the Incentive Plan, other property or any combination thereof, deemed reinvested in additional shares of Common Stock, or other investment vehicles as the Committee may determine. These awards may be awarded on a free-standing basis or in connection with another award and may be subject to the same terms and conditions as the awards with which the Dividend Equivalents were granted. Alternatively, the Dividend Equivalents may be subject to different terms and conditions, as the Committee may specify.

        Other Awards. The Incentive Plan also authorizes the Committee to fashion other types of equity and non-equity based awards and gives the Committee discretion to specify the terms and provisions of such Other Awards. Other Awards may be based upon Performance Goals, the value of a share of Common Stock, the value of other securities of the Company, such as preferred stock, debentures, convertible debt securities, warrants, or other criteria that the Committee specifies. Other Awards may also consist solely of cash bonuses or supplemental cash payments to a participant to permit the participant to pay some or all of the tax liability incurred in connection with the vesting, exercise, payment or settlement of an incentive award granted under the Incentive Plan. The Committee may also grant Other Awards in the place of other compensation or benefits a participant would ordinarily be entitled to receive or in settlement of awards the Committee has previously granted to the participant under the Incentive Plan.
        Performance Awards. The Incentive Plan permits the Committee to establish one or more performance periods and to provide for performance payments to participants upon the achievement of the targets for one or more Performance Goals applicable to the performance period. Performance Awards may take the form of any other awards or an annual or long-term cash incentive bonus. A performance period may be for a duration of time designated by the Committee. The Incentive Plan also allows the Committee to establish concurrent or overlapping performance periods. This performance period may be subject to earlier termination in the event of retirement, disability or death or a change in control of the Company or other similar transaction or event. Performance payments are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code and to be fully deductible for federal income tax purposes by the Company. A minimum level of acceptable achievement may also be established by the Committee. If, by the end of the performance period, the participant has achieved the specified Performance Goals, the participant will be deemed to have fully earned the Performance Award.
        The Performance Goals and targets established by the Committee for a given performance period shall be established prior to, or reasonably promptly following, the beginning of a performance period. To the extent required by Section 162(m) of the Code, the Performance Goals and targets shall be established no later than the earlier of the date that is ninety (90) days after the beginning of the performance period or the day prior to the date on which 25% of the performance period has elapsed. At the time that the Committee establishes the Performance Goals and targets for a specified performance period, the Committee shall also specify (1) the target payments that will be payable if the participant achieves the specified target, (2) the target payments that will be payable, if any, if the participant exceeds the specified target and (3) the amount by which the target payments will be reduced if the performance is less than the target established for a specified performance period.
        To the extent earned, the Performance Awards will be paid to the participant at the time and in the manner determined by the Committee in cash, shares of Common Stock, other awards granted under the Incentive Plan, other property or in any combination of those methods. The Committee may also permit a participant to defer receipt of a performance payment or may require the mandatory deferral of some or all of a performance payment if the Committee has established rules and procedures relating to such deferrals in a manner intended to comply with Section 409A of the Code. Following the completion of a performance period, the Incentive Plan requires the Committee to certify that the applicable performance targets have been achieved and to determine the amount of the performance payment to be made to a participant for the performance period.
        Where a performance payment is made in the form of Common Stock that is subject to transfer or other restrictions, the Incentive Plan permits, but does not require, the Committee to apply a discount not in excess of 25% to the fair market value of a share of Common Stock to determine the number of shares of Common Stock that will be delivered to the participant as part of the performance payment.
        The maximum value of a performance payment that may be made to a participant with respect to a Performance Award denominated in cash for any performance period of twelve months or less is $3,000,000 ($7,000,000 for any periods exceeding twelve months).
        Performance Goals. The Incentive Plan requires that the Committee establish Performance Goals for Performance Awards. In addition, if the Committee so chooses, Stock Options, Stock Awards, Restricted Shares, Performance Units, and Other Awards may also specify Performance Goals. Performance Goals may be described either in terms of Company-wide objectives, individual participant objectives, objectives related to performance of one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures in which the participant is employed or relative to the performance of other corporations. Performance Goals applicable to any award may include specified levels and/or growth in earnings per share, net income, net operating income, pretax profits, pretax operating income, revenue growth, return on sales, return on equity, return on assets managed, return on investment, return on invested capital, increase in the fair market value of a share of Common Stock, total return to stockholders, specified levels of cash flow, economic value added, expenses, working capital, profit margins or liquidity measures.
        Transferability. Except as otherwise determined by the Committee, no award granted or amount payable under the Incentive Plan is transferable by a participant other than by will or the laws of descent and distribution. However, Stock Options (except for incentive stock options) may be transferable by a participant to the participant’s immediate family or trusts established solely for the benefit of one or more members of the participant’s immediate family. Except as otherwise determined by the Committee, Stock Options are exercisable during the optionee’s lifetime only by him or her.
        The Committee may specify at the date of grant that part or all of the shares of Common Stock that are to be issued or transferred by the Company upon exercise of Stock Options, upon payment under any grant of Performance Awards or Performance Units, or no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Incentive Plan, shall be subject to further restrictions on transfer.
        Adjustments. The Plan provides that the number of shares available for awards will be adjusted to account for (1) shares relating to awards that expire or are forfeited under the Incentive Plan, or (2) shares that are transferred, surrendered or relinquished in payment of the option exercise price for satisfaction of withholding rules for the exercise or receipt of awards under the Incentive Plan. This permits the grant of additional awards equal to the number of shares turned in by award recipients. The maximum number of shares of Common Stock covered by outstanding Stock Awards, Stock Options, Performance Awards and Restricted Shares granted under the Incentive Plan, and the prices per share applicable to those shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction, the Committee is given discretion to provide a substitution of alternative consideration for any or all outstanding awards under the Incentive Plan, as it in good faith determines to be equitable under the circumstances, and may require the surrender of all awards so replaced. The Committee may also make or provide for adjustments in the numerical limitations under the Incentive Plan as the Committee may determine appropriate to reflect any of the foregoing transactions or events.
        Administration. The Committee administers the Incentive Plan and has the authority to select the participants from those eligible under the Incentive Plan. The Committee determines the type, number and other terms and conditions of the awards. The Committee may prescribe award documents, establish rules and regulations for the administration of the Incentive Plan, construe and interpret the Incentive Plan and the award documents and make all other decisions or interpretations as the Committee may deem necessary. The Committee may make awards to employees under any or a combination of all of the various categories of awards that are authorized under the Incentive Plan, or in its discretion, make no awards. At or after the time of grant of an award, the Committee may determine the vesting, exercisability, payment and other restrictions that apply to the award. The Committee will also have authority, at or after the time of grant, to determine the effect, if any, that an employee’s termination of employment or a change in control of the Company will have on the vesting and exercisability of an award. In accordance with rules and procedures established by the Committee, the Committee may permit a participant to defer some or all of an award at the time of grant and may also require mandatory deferrals of a portion of an award in excess of an amount specified by the Committee.
        Amendment and Termination. To the extent permitted by Section 409A of the Code, the Incentive Plan may be amended from time to time by the Committee. However, any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange or quotation system upon which the Common Stock is traded or quoted will not be effective unless and until such approval has been obtained in compliance with those applicable laws or rules. These amendments would include any increase in the number of shares issued or certain other increases in awards available under the Incentive Plan (except for increases caused by adjustments made pursuant to the Incentive Plan). Presentation of the Incentive Plan or any amendment of the Incentive Plan for stockholder approval is not to be construed to limit the Company’s authority to offer similar or dissimilar benefits through plans that are not subject to stockholder approval. The Incentive Plan does not confer on any participant a right to continued employment with the Company.
        The Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company outside the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.
        To the extent permitted by Section 409A of the Code, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Incentive Plan. However, no amendment may increase the limits set forth in the Incentive Plan, allow for grants of Stock Options at an exercise price less than fair market value at the time of grant or amend the Incentive Plan in any way that would permit a reduction in the exercise price of Stock Options, without stockholder approval.

        No grants shall be made under the Incentive Plan more than 10 years (May 2, 2016) after the Incentive Plan is approved by stockholders.
        Withholding Taxes. To the extent that the Company or any subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant under the Incentive Plan, and the amounts available to the Company or any subsidiary for that withholding are insufficient, it is a condition to the receipt of payment or the realization of the benefit that the participant make arrangements satisfactory to the Company for payment of the balance of those taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of that benefit. The Company and a participant or such other person may also make arrangements with respect to payment in cash of any taxes with respect to which withholding is not required. No Common Stock or benefit withholding shall exceed the minimum required withholding.
        Compliance with Section 409A of the Code. The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Incentive Plan. To the extent applicable, it is intended that the Incentive Plan and any grants made under the Incentive Plan comply with the provisions of Section 409A of the Code. The Incentive Plan and any grants made under the Incentive Plan will be administered in a manner consistent with this intent, and any provision of the Incentive Plan that would cause the Incentive Plan or any grant made under the Incentive Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of the participants). Any reference to Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
        New Plan Benefits. No awards of any kind have yet been made under the Incentive Plan. Given the discretion of the Committee in administering the Incentive Plan, it is not possible to determine in advance whether awards will be granted or how any types of awards authorized under the Incentive Plan will be allocated among eligible participants. For information regarding options granted to the Company’s Named Executive Officers during fiscal year 2005, see “Summary Compensation Table” on page 22 of this proxy statement, and for long-term performance awards granted to those individuals in 2005, see “Long-Term Incentive Plans — Awards in Last Fiscal Year” on page 24.
FEDERAL INCOME TAX CONSEQUENCES
        The following is a brief summary of some of the federal income tax consequences of certain transactions under the Incentive Plan based on federal income tax laws in effect on January 1, 2006. This summary is not intended to be complete and does not describe state or local tax consequences.
Tax Consequences to Participants
        Non-qualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified Stock Option is granted; (2) at the time of exercise of a non-qualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Stock Option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
        Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive Stock Option. The exercise of an incentive Stock Option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
        If shares of Common Stock acquired upon the exercise of an incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
        Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
        RSUs. No income generally will be recognized upon the award of RSUs. Any subsequent transfer of unrestricted shares of Common Stock or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted shares of Common Stock or other property received.
        Performance Awards and Performance Units. No income generally will be recognized upon the grant of Performance Awards or Performance Units. Upon payment with respect to Performance Awards or Performance Units earned, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received.
Tax Consequences to the Company or Subsidiary
        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
        The Board of Directors recommends that stockholders vote FOR the approval of the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, including the Performance Goals listed thereunder.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Committee Report on Executive Compensation
        This report is submitted by all members of the Compensation Committee (the “Committee”) to explain the Committee’s policies with respect to the compensation of the Company’s executive officers in 2005, including the relationship between their compensation and the performance of the Company.

General Philosophy
        The Committee has determined that to maximize stockholder value, the Company’s executive compensation program should meet the following objectives:

•	Attracting and retaining outstanding executive talent;

•	Providing superior financial rewards when the Company achieves superior financial performance;

•	Providing incentives through cash bonus payments to meet both the Company’s short and longer-term performance objectives; and

•	Aligning the interests of the Company’s executive officers with those of its stockholders with incentive compensation arrangements that reward executives with cash bonuses when aggressive financial performance targets that are likely to drive stockholder value are met or exceeded over annual and longer-term periods, and with equity incentives that will provide significant financial rewards as stockholder value is created through increases in the Company’s stock price.
        To accomplish these objectives, the Company’s executive compensation program consists of four key elements: base salary; incentive compensation based upon meeting designated performance targets over a one-year period; incentive compensation based upon meeting longer-term performance targets over a three-year period; and equity-based compensation, consisting of stock options, restricted stock units and performance based units.

Executive Compensation Policies in 2005
        The Company’s executive compensation program is structured within the boundaries of the 2001 Incentive Compensation Plan, which was approved by the Company’s stockholders in 2001. The program for 2005 included the following components:

•	Targeting the base pay element of the Company’s executive compensation program at median levels for comparable positions at U.S. industrial companies with a comparable level of revenue;

•	Targeting annual and long-term incentive elements of the program at levels based on survey data for publicly held U.S. industrial companies or their component operations comparable in size to those managed by each executive officer;

•	Using a combination of operating profit, operating cash flow and individual goals and metrics as the basis for both corporate and business unit officers in the annual bonus plan; and

•	Rewarding longer-term performance by basing both cash and performance units incentive compensation over three-year periods on return on invested capital (ROIC) as the performance measure.
        The Committee believes the compensation program reflects current requirements of the organization and provides a competitive, performance-based compensation system that will not only attract and retain superior management talent, but will motivate and reward those managers to create superior stockholder value.

Salaries and Annual Bonuses
        The base salary of each executive officer of the Company for 2005 was determined by the Committee. Each base salary is targeted to be the median (50th percentile) for the position at U.S. industrial companies similar in size to the Company. The Committee has retained an executive compensation consultant to assist it in determining median compensation levels. The group of industrial companies used as a comparison for determining base salaries of the Company’s executive officers, as well as the other elements of their compensation package, may include some of the same companies that make up the index that is used in the performance graph set out on page 31 of this proxy statement, but is not the same as the group of companies that make up the index. Variations from the median in the base pay of certain executive officers, if any, are based upon the specific job responsibilities of the position, the job performance of the individual holding the position, the individual’s tenure in the position, and any internal equity considerations that the Committee determines are appropriate.
        The annual bonus of each executive is determined by two factors: (1) the percentage of base salary that particular officer will receive if the “performance targets” established by the Committee at the beginning of the year for the business unit at which the executive officer is employed are met (this percentage is known as the “target bonus percentage”); and (2) the performance of that business unit relative to the performance target established for the unit by the Committee. For 2005, the annual bonus was based on achievement results in three separate categories: operating profit, operating cash flow and individual goals and metrics. Operating cash flow is defined as net operating profit after tax plus depreciation and amortization.
        The performance targets for a given year are determined at the beginning of that year by the Committee, based upon its determination of what would constitute an appropriate level of performance for the Company or the business unit. In making that determination, the Committee takes into account the following principal factors:

•	The economic environment in which the Company expects to operate during the year;

•	Expected performance based upon the annual operating plan of the Company, which is reviewed with the Board of Directors prior to the beginning of the year; and

•	The achievement of financial results sufficient to enhance stockholder value.
        Performance targets were established for 2005 for executive officers based on operating profit, operating cash flow and individual goals and metrics. If the performance target applicable to the Company or a particular business unit, in the case of executive officers with operating responsibilities for particular business units of the Company, is met, each officer in that business unit will receive his or her “target bonus percentage”. If the actual performance of the business unit varies from the performance target established by the Committee, the bonus payment will be greater or less than the target bonus percentage, depending upon whether actual performance exceeds or falls short of the performance target. For the Company for 2005, if actual performance of operating cash flow or operating profit was less than 80% of the performance target, no bonus was paid for that category. If actual performance equaled 80% of the performance target, a bonus equal to 50% of the target bonus percentage was paid. The amount payable increased ratably up to a payout of 100% of the target bonus percentage if actual performance equaled the performance target. An additional 5% of the target bonus percentage was payable for each percentage point by which actual performance exceeded the performance target up to 200% of the target bonus percentage. The same approach was used for executive officers of business units. The target bonus percentage is determined for each position based on survey data for publicly held U.S. industrial companies or their component operations comparable in size to that managed by each executive officer.
        In 2005, the actual performance of the Company was 25.6% of target performance for the operating profit category, resulting in no cash bonuses to corporate executives. The performance of the operating units of the Company varied from 22.5% to 45.9% of their performance targets, also resulting in no cash bonus payouts of the target bonus percentage amounts for the executives whose annual bonuses are measured by the performance of those units.
        Likewise, in 2005, the actual performance of the Company was 47.7% of target performance for the operating cash flow category, resulting in no cash bonuses to corporate executives. The performance of the operating units of the Company varied from 19.3% to 36.3% of their performance targets, also resulting in no cash bonus payouts of the target bonus percentage amounts for the executives whose annual bonuses are measured by the performance of those units.
        Several corporate executive officers and business unit executives met or exceeded the individual goals/metrics established for their area of responsibility, which resulted in payouts that ranged from 50% to 100% of the target bonus percentage applicable to individual goals.

Long Term Incentive Compensation
        In addition to annual cash bonuses, the Company provides its executive officers with an opportunity to earn additional incentive compensation based upon meeting performance targets established for a three-year period.
        In 2005, the Long-Term Incentive Compensation Plan was revised to include four parts. The 2005-2007 grant is based on ROIC as the performance measure and includes cash, stock options, restricted stock units and performance units.

1.	Cash Bonuses
        The cash component of the Long-Term Incentive Compensation Plan granted to executive officers in 2005 was designed to provide a benefit equal in value to approximately 50% of the total value of the long-term incentive compensation award made to executive officers. If the actual performance of the Company varies from the performance target established for the Company by the Committee, the actual cash bonus payable will be greater or less than the target cash amount, depending upon whether actual performance exceeds or falls short of the performance target. The cash bonus payable is capped at 200% of the target cash amount.
        Because the Long-Term Incentive Compensation Plan was significantly changed in 2005 the affected performance target for 2005, the third year of the 2003-2005 three-year incentive plan, the grant for the three-year period that ended on December 31, 2005 was also revised. In the revised plan for the 2003 grants which measured performance over the three-year period ended December 31, 2005, the results for 2003 and 2004 were measured on the generation of operating cash flow relative to planned operating cash flow for each individual year. Operating cash flow is net operating profit after tax plus depreciation and amortization and is measured for each executive on the performance of the operating unit assigned. Achievement for 2005 was based on total Company (consolidated) ROIC performance measured against a transition ROIC performance chart. ROIC is calculated by dividing net operating profit after tax by the sum of long-term debt and stockholders’ equity, as calculated in accordance with a pre-determined formula.
        For each individual year of the grant for the three-year period that ended on December 31, 2005, a “target cash amount” was established for each participant to be paid in the year following the end of the three-year performance cycle if performance targets established by the Committee at the beginning of the cycle, and revised effective January 1, 2005, were met. If the actual performance of a business unit varied from the performance target established for that business unit by the Committee, the actual cash bonus paid was greater or less than the target cash amount, depending upon whether actual performance exceeded or fell short of the performance target.
        For the years 2003 and 2004 of this three-year period, if actual performance was less than 90% of the performance target, no bonus was paid. If the actual performance equaled 90% of the performance target, a bonus equal to 50% of the target cash amount was paid. That amount was increased by 5% for each percentage point increase in the actual performance of the unit as a percentage of the performance target. If the performance target was exceeded, an additional 10% of the target cash amount was paid for each percentage point by which the actual performance exceeded the performance target. The “target cash amount” for each position was generally determined in accordance with survey data for publicly held U.S. industrial companies or their component operations comparable in size to that managed by each executive officer.
        For the year 2005 of this three-year period, if actual performance was less than 89.9% of the performance target, no bonus was paid. If the actual performance equaled 89.9% of the performance target, a bonus equal to 20% of the target cash amount was paid. The amount payable increased up to a payout of 100% of the target bonus percentage if actual performance equaled the performance target. The amount payable then increased up to 112.7% of the performance target where a payout of 200% of the cash amount was paid. The payout is capped at 200%. The “target cash amount” for each position was generally determined in accordance with survey data for publicly held

U.S. industrial companies or their component operations comparable in size to that managed by each executive officer.
        Payouts made in February 2006 under the 2003 grants for the three-year performance cycle ending December 31, 2005 were based upon the generation of operating cash flow (net operating profit after tax plus depreciation and amortization) calculated for the Company or a business unit, whichever is applicable, to a particular participant, in relation to the operating cash flow targets set by the Committee for the Company and each of its business units for the years 2003 and 2004. Payouts for year 2005 were based on ROIC results as defined above.
        Payouts made in 2006 for the 2003-2005 cycle equaled 51.9% of the target cash amount for 2003 and 74.1% of the target cash amount for 2004 for participants whose performance targets were based on the operating cash flow of the Company. Operating cash flow attainment for participants whose performance targets were based on the operating cash flow of the business units resulted in no bonus paid for 2003 or 2004. 2005 ROIC attainment resulted in no bonus payment for participants whose performance target was based on ROIC attainment.

2.	Stock Options
        Key employees of the Company, including executive officers, are eligible for stock option grants in accordance with plans approved by the stockholders of the Company. In awarding stock options to the Company’s key employees, the Committee intends to provide those employees with a direct opportunity to benefit from long-term increases in stockholder value as reflected in the Company’s stock price. Options under the plan are generally granted for ten-year terms. Options granted prior to 2003 became exercisable in two equal installments, one and two years after they were granted, respectively. Options granted in 2003 and beyond become exercisable in four equal annual installments. On November 17, 2005, the Board of Directors approved acceleration of the vesting of certain unvested and “out-of-the-money” stock options outstanding under the Company’s equity incentive plans that have exercise prices per share of $14.62 or higher. Options to purchase 1,767,741 shares of the Company’s common stock became exercisable immediately. Options held by directors and executive officers were included in the vesting acceleration.
        The stock option component of the Long-Term Incentive Compensation Plan granted to executive officers in 2005 was designed to provide a benefit equal in value to approximately 25% of the total value of the long-term incentive compensation award made to executive officers. In arriving at this figure, the options granted have been determined using the Black-Scholes valuation method as a guideline.

3.	Restricted Stock Units
        The restricted stock unit component of the Long-Term Incentive Compensation Plan granted to executive officers in 2005 was designed to provide a benefit equal in value to approximately 12.5% of the total value of the long-term incentive compensation award made to executive officers.

4.	Performance Units
        The performance unit component of the Long-Term Incentive Compensation Plan was designed to provide a benefit equal in value to approximately 12.5% of the total value of the long-term incentive compensation award made to executive officers.

Achievement for the performance units element of the Long-Term Incentive Compensation Plan is based on total Company (consolidated) ROIC. If the actual performance of the Company varies from the performance target established for the Company by the Committee, the actual performance units awarded will be greater or less than the target amount, depending upon whether actual performance exceeds or falls short of the performance target. The number of awarded performance units is capped at 200% of the target amount.
        The aggregate value of all of the elements comprising long-term incentive compensation is intended to deliver competitive compensation for each position and is based on survey data for publicly held U.S. industrial companies or their component operations comparable in size to that managed by each executive officer.
     Compensation of Chief Executive Officer
        For the year 2005, Mr. Dattilo’s annualized base salary was $850,000, an increase from $820,000 in 2004. His target bonus percentage used to determine his compensation based on annual results was increased to 85% from 75% in 2004. In determining annual base pay as well as incentive compensation level, the Committee reviewed survey data provided by its executive compensation consultant for the compensation levels of chief executive officers of publicly held U.S. industrial corporations comparable in size to the Company.
        Mr. Dattilo received no annual bonus for 2005. He received a payout of $273,076 under the performance cash portion of the 2003-2005 long-term incentive compensation plan.
        During 2005, as part of the 2005-2007 long term incentive compensation plan, the Committee granted to Mr. Dattilo a target cash award of $1,462,224, the option to purchase 82,199 shares of Common Stock with a 10-year option period and a four-year vesting period, 15,742 restricted stock units with a three-year vesting period, and a target award of 15,742 performance units. The cash award payout and the number of performance units granted is based on total Company (consolidated) performance against ROIC target over the three-year performance period. If the actual performance of the Company varies from the performance target established for the Company by the Committee, the actual cash bonus payable and performance units awarded will be greater or less than the target amount, depending upon whether actual performance exceeds or falls short of the performance target.
        Except as described above, the levels of base compensation, annual bonus and long-term incentive compensation for performance over a three-year period awarded to Mr. Dattilo for the year 2005 were each determined using substantially the same criteria as for other executive officers.
     Stock Ownership Guidelines
        The Compensation Committee has established stock ownership guidelines for Messrs. Dattilo, Miller, Stephens and Weaver. Under the guidelines, Messrs. Dattilo, Stephens and Weaver were required to own by March 1, 2006 Common Stock in an amount equal to a multiple of base salary. Mr. Miller will be required to own by March 1, 2008 Common Stock in an amount equal to a multiple of base salary.

     Deductibility of Compensation Over $1 Million
        Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and other executive officers named in the proxy statement will not be deductible unless it meets specified criteria for being “performance based”. The Company has not experienced nondeductible amounts under this provision through December 31, 2005, and the Committee generally manages the Company’s incentive programs to qualify for the performance based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances the Company’s business objectives.
        Beginning in 2005, changes to the Long-Term Incentive Compensation Plan for certain executive officers include restricted stock units which vest over time. In addition to the restricted stock units granted to Mr. Dattilo as part of the 2005-2007 Long-Term Incentive Compensation Plan, restricted stock units with time-based vesting were granted to Mr. Dattilo in connection with his employment with the Company in early 1999, and in 2004, in his Long Term Incentive Compensation award in lieu of cash. In future years, the combination of base salary and the value of restricted stock units in the period they become taxable to the executive may exceed $1 million for the Chief Executive Officer or other executives, and a portion of such compensation may not be deductible by the Company at that time.
        Submitted by the Compensation Committee of the Company’s Board of Directors:

Byron O. Pond, Chairman
John F. Meier
Richard L. Wambold

Summary of Cash and Certain Other Compensation
        The following table shows, for the fiscal years ended December 31, 2003, 2004, and 2005, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Mr. Dattilo, Chairman, President, and Chief Executive Officer and the four most highly compensated executive officers other than Mr. Dattilo who were serving as executive officers as of December 31, 2005.
SUMMARY COMPENSATION TABLE

							All Other
	Annual Compensation			Long-Term Compensation			Compensation(1)

					Number of
					Shares
				Restricted	Underlying
Name and Principal				Stock Unit	Stock Option	LTIP(3)
Position	Year	Salary	Bonus	Awards(2)	Awards	Payout

Thomas A. Dattilo	2005	$850,000	$—	15,742	82,199	$273,076	$—
Chairman of the Board,	2004	$820,000	$559,459	—	157,500	$590,363	$31,860
President and Chief	2003	$775,000	$—	—	157,500	$413,465	$16,028
Executive Officer

D. Richard Stephens	2005	$412,000	$—	6,354	33,179	$—	$—
Vice President and	2004	$400,000	$—	—	50,000	$—	$9,728
President, North	2003	$375,000	$—	—	50,000	$—	$8,360
American Tire Division

Philip G. Weaver	2005	$400,015	$—	6,678	24,425	$42,012	$—
Vice President and	2004	$385,000	$157,604	—	50,000	$90,825	$12,856
Chief Financial Officer	2003	$369,000	$—	—	50,000	$63,610	$6,831

James E. Kline(4)	2005	$320,985	$28,350	3,787	14,555	$35,710	$—
Vice President,	2004	$300,000	$95,517	—	30,000	$—	$8,274
General Counsel and	2003	$264,575	$—	1,000	30,000	$—	$2,671
Secretary

Harold C. Miller	2005	$294,297	$14,021	2,686	14,023	$18,905	$—
Vice President and	2004	$264,421	$100,935	—	10,000	$32,361	$8,559
President,	2003	$234,000	$—	—	10,000	$—	$4,516
International Tire
Division

(1)	Includes total amounts paid or accrued for the fiscal years, consisting of Company matching contributions to the Spectrum Investment Savings Plan and allocations to the Nonqualified Supplementary Benefit Plan, which provides benefits otherwise denied participants in the Spectrum Investment Savings Plan because of Internal Revenue Code limitations on qualified benefits.

(2)	At December 31, 2005, the number of restricted stock units outstanding and the related market value of those units were: Mr. Dattilo — 74,142 units at $1,135,860; Mr. Stephens — 6,517 units at $99,840; Mr. Weaver — 11,161 units at $170,987; Mr. Kline — 4,947 units at $75,788; and Mr. Miller — 3,844 units at $58,890. Dividend equivalents accrue on such units.

(3)	The amounts shown in the 2005 rows represent payouts for the 2003-2005 performance period, the amounts shown in the 2004 rows represent payouts for the 2002-2004 performance period and the amounts shown in the 2003 rows represent payouts for the 2001-2003 performance period. The Compensation Committee chose to make the 2004 LTIP payout to Mr. Weaver in the form of 4,203 restricted stock units, the number of which was determined based on the fair market value of the Company Common Stock on February 15, 2005, the date of payout. These units are vested and accrue dividend equivalents. The Compensation Committee chose to make the 2003 LTIP payout to Mr. Dattilo in the form of 20,924 restricted stock units, the number of which was determined based on the fair market value of the Company’s Common Stock on February 4, 2004, the date of the payout. These units are vested and accrue dividend equivalents. All other payouts for amounts earned during the three years presented were made in cash.

(4)	Mr. Kline joined the Company on February 1, 2003 at an annual salary of $290,000. The amount shown for fiscal year 2003 reflects his salary for the period from February 1, 2003 through December 31, 2003.

Stock Option Grants
        The following table contains information concerning the grant of stock options to the Named Executive Officers during the 2005 fiscal year. All grants were made under the 2001 Incentive Compensation Plan. In addition, in accordance with rules of the Securities and Exchange Commission (the “SEC”), a valuation is assigned to each reported option as of the grant date, but the ultimate actual value will be determined by the market value of the Company’s Common Stock at a future date.
OPTION GRANTS IN LAST FISCAL YEAR

					Grant Date
	Individual Grants				Value

	Number of	Percent of
	Shares	Total Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees in	Price Per		Present
Name	Granted(1)	Fiscal Year	Share	Expiration Date(2)	Value(3)

Thomas A. Dattilo	82,199	18.8%	$21.61	February 15, 2015	$516,810
D. Richard Stephens	33,179	7.6%	$21.61	February 15, 2015	$206,121
Philip G. Weaver	24,425	5.6%	$21.61	February 15, 2015	$153,567
James E. Kline	14,555	3.3%	$21.61	February 15, 2015	$72,235
Harold C. Miller	14,023	3.2%	$21.61	February 15, 2015	$88,166

(1)	25% of the options become exercisable on each anniversary of the date of the grant over a four-year period.

(2)	Subject to earlier expiration if the executive ceases to be an employee of the Company, with specified periods for exercise after termination provided in the event of termination without cause, retirement, or death.

(3)	Calculated using the Black-Scholes option pricing model. Assumptions used in calculating the reported values include (a) an expected volatility based on the daily change in the share price of the Company’s Common Stock for the period February 6, 2003 through February 15, 2005, (b) a weighted average risk-free rate of return of 3.60%, (c) a dividend yield of 1.94%, and (d) a time of exercise based on the earlier of the historical exercise pattern of each individual or the latest permissible date. No adjustments were made for non-transferability or forfeiture.
Option Exercises and Holdings
        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 2005 and unexercised options held as of the end of 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Shares		Value of Unexercised In-
			Underlying Unexercised		The-Money Options at
	Shares		Options at Fiscal Year-End		Fiscal Year-End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas A. Dattilo	12,050	$89,966	875,149	-0-	$584,798	$0
D. Richard Stephens	-0-	$0	129,679	-0-	$26,250	$0
Philip G. Weaver	-0-	$0	290,025	-0-	$282,060	$0
James E. Kline	-0-	$0	74,555	-0-	$21,000	$0
Harold C. Miller	-0-	$0	44,023	-0-	$7,000	$0

(1)	In accordance with SEC rules, this value is based upon the average of the high and low market prices on the New York Stock Exchange on the last trading day of the fiscal year, which was $15.32, less the exercise price. Whether any actual profits will be realized will depend upon whether the shares acquired are sold and the amount received upon any such sale.

Long-Term Performance Cash Plan
        The following table sets forth information with respect to the Named Executive Officers concerning the grant of long-term performance awards under the Company’s 2001 Incentive Compensation Plan during the 2005 fiscal year.
LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

		Cash	Common	Restricted	Performance
	Performance or Other Periods	Target	Stock	Stock	Units at
Name	Until Maturation or Payout(1)	Payouts(2)	Options(3)	Units(4)	Target(5)

Thomas A. Dattilo	1/1/2005 through 12/31/2007	$1,462,224	82,199	15,742	15,742
D. Richard Stephens	1/1/2005 through 12/31/2007	$590,221	33,179	6,354	6,354
Philip G. Weaver	1/1/2005 through 12/31/2007	$434,486	24,425	4,678	4,678
James E. Kline	1/1/2005 through 12/31/2007	$258,920	14,555	2,787	2,787
Harold C. Miller	1/1/2005 through 12/31/2007	$249,453	14,023	2,686	2,686

(1)	Participant must be an employee at the end of the Performance Period to receive the proceeds of the grant, except that if such participant dies, retires or becomes disabled prior to the end of the Performance Period, he will receive a prorated award earned based on the portion of the Performance Period during which he was an employee, and the actual performance of the applicable business for the portion of the Performance Period through the end of the year in which the executive’s employment terminates.

(2)	Payouts of awards are tied to the achievement over a three-year period of specified levels of return on invested capital (ROIC) which is calculated by dividing net operating profit after tax by the sum of long-term debt and stockholder’ equity, as calculated in accordance with a pre-determined formula. The performance targets are set by the Compensation Committee. Payouts will be made after the 2007 books are closed in early 2008 if performance targets established by the Committee at the beginning of the cycle are met. If the actual performance of the Company varies from the performance target established for the Company by the Committee, the actual cash bonus payable will be greater or lesser than the target cash amount depending on whether actual performance exceeds or falls short of the performance target. If actual performance is less than 80.6% of the performance target, no bonus will be paid. If actual performance equals 80.6% of the performance target, a bonus equal to 1.25% of the target cash amount will be paid. That amount payable increases up to 100% of the target cash amount if actual performance equals the performance target. The amount payable then increases up to a payout of 200% of the target cash amount if actual performance equals 110.75% of the performance target. Payout is capped at 200% of the target cash amount.

(3)	Awards of Common Stock were effective February 15, 2005 with a 10-year option period and 4-year vesting period.

(4)	Awards of restricted stock units were effective February 15, 2005 with a 3-year vesting period.

(5)	Performance Units will be earned based on ROIC attainment and using the same attainment schedule as outlined in (2) above. Payout is capped at 200% of the target Performance Units.

Equity Compensation Plan Information
        The following table provides information as of December 31, 2005 regarding the Company’s equity compensation plans, all of which have been approved by the Company’s security holders:

Number of securities
remaining available for
future issuance under
	Number of securities to be	Weighted-average	equity compensation
	issued upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))(1)

Plan category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	3,661,119	$17.78	3,405,990
Equity compensation plans not approved by stockholders	—	—	—

Total	3,661,119	$17.78	3,405,990

(1)	Includes 3,044,729 shares available under the 1998 Incentive Compensation Plan and 2001 Incentive Compensation Plan, under which no further awards will be made if the proposal to approve the 2006 Incentive Compensation Plan (Agenda Item 3) is approved. The 2006 Incentive Compensation Plan authorizes issuance of up to 5,000,000 shares, resulting in a net increase of 2,401,081 shares available for future issuance (after giving effect to awards for 445,810 shares made under the existing plans after December 31, 2005 and prior to March 7, 2006.
Pension Plans
        Effective January 1, 2002, the Company established a form of defined benefit pension plan known as a “cash balance plan” (a cash balance plan is a type of noncontributory defined benefit pension plan in which a participant’s benefit is determined as if an individual account had been established for him or her) for all of its non-union employees in the United States, other than those participants in the Company’s existing defined benefit plans who had reached age 40 and had at least 15 years of service with the Company as of January 1, 2002. The cash balance plan provides for a participant to have credited to a hypothetical account established for him or her under the cash balance plan a percentage of his or her compensation (as defined in the cash balance plan) each year, and to have earnings credited each year on the participant’s hypothetical account balance at an interest rate equal to the 30-year Treasury bond rate. The percentage of the participant’s compensation that is credited to his or her hypothetical account each year is based upon the participant’s age and years of service, and increases in increments as the participant’s total age and years of service increase. The percentage credited is as follows:

Percentage of Compensation
Age Plus Years of Service	Contributed to Hypothetical Account

Less than or equal to 35	3%
36 to 50	4
51 to 65	5.5
66-80	7.5
Greater than 80	10
        A participant in the cash balance plan who was a participant in one of the Company’s prior defined benefit pension plans had credited to his or her hypothetical account in the cash balance plan on January 1, 2002 the actuarial equivalent lump sum of the participant’s frozen retirement benefit in the former plan, calculated as of January 1, 2002. Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment at any time. Payment of the benefit in an annuity form may not generally commence until the participant has reached age 55. The amount payable is not reduced by any Social Security benefits payable to the participant.
        Non-union employees who were participants in a defined benefit pension plan sponsored by the Company or a subsidiary prior to January 1, 2002, and who had reached age 40 and had 15 or more years of service as of that date, continue to be covered by the terms of such prior plan. Of the Named Executive Officers, only Mr. Stephens remains covered by a prior plan. The plan in which Mr. Stephens participates provides a pension based primarily upon his level of compensation during the last ten years of his employment and his number of years of service. The following table shows the amount of pension that a participant can expect to receive upon retirement at age 65 under that plan, and with an election to receive the pension in the form of a straight life annuity, rather than under any of the survivor options contained in the plan. Receiving the benefit under a survivor option would reduce the amount payable to the participant by an actuarially calculated amount, but would permit a surviving spouse or other beneficiary to continue to receive payments under the plan after his or her death. Benefits are not subject to deduction for Social Security or other offset amounts.

PENSION PLAN TABLE

	Years of Service

Remuneration	15	20	25	30	35	40

$400,000	$90,000	$120,000	$150,000	$180,000	$210,000	$240,000
500,000	112,500	150,000	187,500	225,000	262,500	300,000
600,000	135,000	180,000	225,000	270,000	315,000	360,000
700,000	157,500	210,000	262,500	315,000	367,500	420,000
800,000	180,000	240,000	300,000	360,000	420,000	480,000
900,000	202,500	270,000	337,500	405,000	472,500	540,000
1,000,000	225,000	300,000	375,000	450,000	525,000	600,000
1,100,000	247,500	330,000	412,500	495,000	577,500	660,000
1,200,000	270,000	360,000	450,000	540,000	630,000	720,000
1,300,000	292,500	390,000	487,500	585,000	682,500	780,000
1,400,000	315,000	420,000	525,000	630,000	735,000	840,000
1,500,000	337,500	450,000	562,500	675,000	787,500	900,000
1,600,000	360,000	480,000	600,000	720,000	840,000	960,000
1,700,000	382,500	510,000	637,500	765,000	892,500	1,020,000
1,800,000	405,000	540,000	675,000	810,000	945,000	1,080,000
        “Remuneration” in the table above is the average of a participant’s annual compensation during the highest five out of the last ten years of employment. “Annual compensation” for purposes of both the cash balance plan and the prior defined benefit pension plan includes generally, for executives of the Company, the amount of base salary and annual and long-term incentive compensation earned in a particular year. For purposes of determining a participant’s “annual compensation,” long-term incentive compensation payments for a particular performance period are considered to have been earned ratably over the performance period. As a result, the compensation of Messrs. Dattilo and Weaver covered by the plan for the year 2003 is increased by approximately $446,900 and $68,800, respectively, and for the year 2004 is increased by approximately $358,000 and $55,000, respectively, each more than 10% from that shown for the respective executive in the “Annual Compensation” portion of the “Summary Compensation Table” found on page 22 of this proxy statement. These increases are due to the allocation of the long-term incentive payouts for Messrs. Dattilo and Weaver (see the applicable column in the Summary Compensation Table) over the three years of the performance periods for which they were earned.
        Any amount shown in the table that exceeds the level of benefits permitted to be paid from a tax-qualified pension plan under the Internal Revenue Code is payable from an unfunded, non-qualified supplemental pension plan sponsored by the Company, such that participants will receive the total pension benefit calculated using the above table. The non-qualified, supplemental plan contains terms that provide to certain participants in the cash balance plan who are covered by Board-approved executive employment agreements any difference between the amount of pension payable under the cash balance plan and the amounts that they would have received had they remained covered by the defined benefit pension plan in which they were participating immediately prior to January 1, 2002. Those terms are applicable to Mr. Weaver, who was participating in a Company-sponsored defined benefit pension plan immediately prior to January 1, 2002.
        The completed full years of service credited under the applicable pension plan for each of the Named Executive Officers is as follows: Mr. Dattilo — 7; Mr. Weaver — 15; Mr. Stephens — 27; Mr. Kline — 2; and Mr. Miller — 3. The estimated monthly pension benefit payable to Mr. Dattilo commencing upon his retirement from the Company at age 65, and payable in the form of a straight life annuity, is $22,783. This assumes a 4% annual increase in his compensation (defined for purposes of this estimate as base salary, 80% of his annual bonus target and 50% of his long-term incentive payout target) from the amount calculated for 2006, and an interest rate credit of 4.68% per year each remaining year until he retires. Because the actual amount of his pension is dependent upon his level of compensation during each of his years of employment and the actual interest rate credited to his hypothetical account in the cash balance plan each year, the actual pension payment to him could be substantially different from what is projected using the above-listed assumptions.
Employment Agreements
        The Company entered into employment agreements with Messrs. Dattilo, Weaver and Stephens. Under the agreements, each executive remained employed in his present capacity for a specified time, at a base salary not lower than his base salary at the time of execution of the agreement, and generally with all benefits available to executives of the Company as of the date on which the agreements became effective. The initial term of each agreement was four years for Mr. Dattilo and three years for each of Messrs. Weaver and Stephens. The term of each agreement automatically extends for one additional year each January 1, unless either the Company or the executive gives prior notice of a desire not to extend the term. In no event will the term extend beyond the executive’s 65th birthday. The agreements contain a non-compete provision that extends for two years after any termination of employment.
        The agreements provide that upon involuntary termination of employment without “Cause” or resignation for “Good Reason” prior to the end of the term of the agreement, the executive is entitled to a lump sum payment equal to the amount that he would have received over the remainder of the term of his agreement, had he been paid during that period at the rate of his “average compensation.” “Average compensation” means the average of the base salary and annual and long-term incentive compensation received by the executive over the five-year period prior to the year in which his employment terminates.
        In addition, the agreements provide that the executive is entitled to (i) continuation of Company-sponsored life, accident and health insurance benefits for the remainder of the term; (ii) a lump sum payment equal to the actuarial equivalent of the difference between (a) the pension benefits that would have accrued under the qualified and non-qualified pension plans of the Company in which he is participating had he continued his employment through the remainder of the term of the agreement, and been fully vested at that time, and (b) the amount of the pension benefits actually accrued at the date of termination; (iii) a lump sum payment equal to the difference between the exercise price of stock options held by the executive officer, regardless of whether they had vested, and the fair market value of the stock subject to such options at the time of termination; and (iv) full vesting and a cash payment equal to the value at the time of termination of any restricted stock units held by the executive. Because of the Company’s desire to retain Mr. Dattilo in his present position, his agreement contains a provision that upon the termination of his employment after December 31, 2003 for any reason other than Cause, he will be entitled to a payment, which will be $325,000 if he leaves the Company at any time in 2006, and will increase each year thereafter, to a payment of $2,750,000 if he leaves in 2015, the year in which he will reach age 65.
        In addition, the agreements provide that upon termination of the executive’s employment by the Company without Cause, or resignation by the executive for Good Reason during the remaining period of the executive’s employment term that follows a “change in control” of the Company, as the term “change in control” is defined in the agreements, the executive is entitled to a lump sum payment equal to the greater of (1) the amount that he would have received over the remainder of the term of his agreement, had he been paid during that period at the rate of his “average compensation,” as defined above, and (2) three times his annual base salary plus target annual incentive compensation for the year prior to the year in which the change in control occurs. In addition, the executive will receive all of the benefits described in the previous paragraph, plus lifetime retiree medical and life insurance benefits and outplacement services.
        “Cause” under the agreements generally includes the willful failure of the executive to substantially perform his duties, the commission of a felony, or the engaging by the executive in willful misconduct that is materially injurious to the Company. “Good Reason” generally includes any reduction in salary or benefits, an alteration of the executive’s responsibilities or status, relocation of the executive, the failure of any successor of the Company or its businesses to assume the agreements, or voluntary resignation for any reason within 365 days after a “change in control,” in the case of Mr. Dattilo, and during a 30-day period commencing six months after the “change in control,” in the case of Messrs. Weaver and Stephens.
        The agreements provide for a tax gross-up for any excise tax due under the Internal Revenue Code for post-termination payments made following a change in control. In addition, all post-termination payments made to an executive under the agreements are conditioned upon the execution by the executive of a release of all claims against the Company.
Compensation of Directors
        Effective July 1, 2005, the Company revised the compensation policy for Directors who are not employees of the Company (“Non-Employee Directors”). The revised policy provides that: (1) each Non-Employee Director will receive an annual retainer of $45,000 (paid on a pro rata basis for 2005), which represents an increase of $25,000 from the annual retainer paid in 2004; (2) each Non-Employee Director will receive a $2,000 per diem fee for attendance at meetings of the Board of Directors, which represents a decrease of $1,000 from the per diem fee paid in 2004 for attendance at Board meetings; (3) each Non-Employee Director will receive a $1,500 per diem fee for attendance at meetings of the Committees of the Board of Directors, which represents a decrease of $1,500 from the per diem fee paid in 2004 for attendance at Committee meetings; (4) the Chair of the Audit Committee will receive a fee of $7,000 for serving in that capacity, which represents an increase of $2,000 from the fee paid in 2004 to the Chair of the Audit Committee; and (5) the Chairs of the Compensation and Nominating and Governance Committees will each receive a fee of $5,000 for serving in those respective capacities, which represents an increase of $1,000 from the fees paid in 2004 to each of the Chairs of these committees. No change was made to the $1,500 fee paid to Board members for their participation in each telephonic Board or Committee meeting.

        Non-Employee Directors continue to participate in the 2002 Stock Option Plan for Non-Employee Directors (the “Stock Option Plan”). The purpose of the plan is to provide a stock-based component to the Non-Employee Directors’ compensation package to more closely align their compensation with the interests of the Company’s stockholders. However, effective as of May 3, 2005, Non-Employee Directors will no longer receive an automatic annual grant of options to purchase shares of the Company’s Common Stock under the Stock Option Plan. Instead, Non-Employee Directors will receive an annual grant of options to purchase shares of the Company’s Common Stock in an amount equal to $20,000 divided by the last sale price of the Company’s Common Stock, as reported on the New York Stock Exchange Composite Tape, on the last trading day prior to the grant date for that particular year (the “Stock Option Closing Price”). For purposes of the respective grants of stock options to the Non-Employee Directors in 2005, the Stock Option Closing Price was $17.92. The exercise price for each option is equal to the fair market value of a share of Common Stock on the grant date. Options granted under the plan become exercisable one year after the date of grant and remain exercisable until ten years after the grant date. Information regarding unexercised options for each Director is indicated in the table on page 41 of this proxy statement. In 2002, the Board instituted a minimum stock ownership requirement for all Directors. All Directors are required to own at least 8,000 shares of the Company’s Common Stock, excluding options, and have until the end of their second full term as a Director to meet this requirement.
        Non-Employee Directors will also continue to participate in the Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan (the “Deferral Plan”), which permits Non-Employee Directors to defer some or all of the fees payable to them for service on the Board. Amounts deferred and dividend equivalents on amounts deferred are converted into phantom stock units and credited to a bookkeeping account established for this purpose. However, effective May 3, 2005, Non-Employee Directors will no longer receive an automatic grant of 500 phantom stock units under the Deferral Plan. Instead, Non-Employee Directors will receive an annual grant of phantom stock units in an amount equal to $30,000 divided by the average of the highest and the lowest quoted selling price of a share of the Company’s Common Stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year (of if there were no sales on the grant date, the next preceding date during which a sale of the Company’s Common Stock occurred) (the “Phantom Stock Unit Closing Price”). For purposes of the respective grants of phantom stock units to the Non-Employee Directors in 2005, the Phantom Stock Unit Closing Price was $18.06.
Five-Year Stockholder Return Comparison
        The SEC requires that the Company include in its proxy statement a line graph presentation comparing cumulative five-year stockholder returns on an indexed basis with the Standard & Poor’s (“S&P”) 500 Stock Index and either a published industry or line-of-business index or an index of peer companies selected by the Company. The Company in 1993 chose what is now the S&P 500 Auto Parts & Equipment Index as the most appropriate of the nationally recognized industry standards and has used that index for its stockholder return comparisons in all of its proxy statements since that time.
        The following chart assumes three hypothetical $100 investments on December 31, 2000, and shows the cumulative values at the end of each succeeding year resulting from appreciation or depreciation in the stock market price, assuming dividend reinvestment.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, S&P 500 INDEX AND
S&P AUTO PARTS & EQUIPMENT INDEX

Company/Index	2000	2001	2002	2003	2004	2005

Cooper Tire & Rubber Company	$100	$154.86	$152.33	$217.71	$223.83	$163.09

S&P 500 Index	100	88.11	68.64	88.33	97.94	102.75

S&P 500 Auto Parts & Equipment Index	100	120.52	108.33	155.88	160.22	124.22

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
Corporate Governance
        The Board of Directors is committed to establishing and maintaining a strong governance structure. The Board has adopted Guidelines as to the Role, Organization and Governance of the Board of Directors (the “Governance Guidelines”). The Guidelines address important governance topics such as director independence, the conduct of meetings, the structure and composition of the Board, the establishment of committees, Board and Chief Executive Officer evaluations, director education, and succession planning. In addition, the Board holds an executive session comprised solely of independent directors at each of its meetings. The position of presiding director over the executive sessions is rotated at each meeting. The Board’s policy is to conduct an annual review of its governance practices, generally at its May meeting, to make certain that those practices remain effective.
Code of Business Conduct and Ethics
        The Company’s Board has adopted a written Code of Business Conduct and Ethics for its directors, officers (including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller) and employees. The Company has and intends to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from its Code of Business Conduct and Ethics by filing Current Reports on Form 8-K with the SEC, and will make any amended Code of Business Conduct and Ethics available at the Investor Relations/ Corporate Governance link on the Company’s website at http://www.coopertire.com.
Board of Directors
        During 2005, the Company’s Board of Directors held seven Board meetings (one of which was a two-day meeting), seven meetings of its Audit Committee, four meetings of its Compensation Committee and five meetings of its Nominating and Governance Committee. Each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year.
        On August 8, 2005, the Company’s Board of Directors accepted the resignation of Dennis J. Gormley as a Director, effective November 1, 2005. Mr. Gormley’s resignation is due to his appointment as the Chief Executive Officer of and investment in Lehigh Technologies, LLC, a start-up company that plans to begin production of rubber powder from scrap rubber in 2006. Because Lehigh Technologies, LLC, will seek business from the Company as well as competitors of the Company, Mr. Gormley’s position and investment represents a possible future conflict of interest.
Determination of Independence of Directors
        The New York Stock Exchange’s Corporate Governance Listing Standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates. In accordance with the NYSE listing standards, the Board has affirmatively determined that each Director other than Mr. Dattilo has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).
        Additionally, each Director, other than Mr. Dattilo, has been determined to be “independent” under the following NYSE listing standards, which provide that a Director is not independent if:

•	the Director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

•	the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(a) the Director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (b) the Director is a current employee of such a firm; (c) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee
        The Company has a separately designated standing Audit Committee that consists of Directors Shuey (Chairman), Aronson, Breininger, and Holland and was established in accordance with Section 3 (a) (58) (A) of the Securities Exchange Act of 1934. All members have been determined to be “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Board has determined that Director Shuey qualifies as the Company’s “audit committee financial expert” due to his business experience and educational background described on page 4 of this proxy statement. This Committee (a) assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements and compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the independent auditors and the Company’s internal audit function; and (b) prepares the Committee’s report to be included in this proxy statement. The functions of this Committee are set forth in an Audit Committee Charter, which was adopted by the Board on February 4, 2004.
Compensation Committee
        The Company has a standing Compensation Committee, which is comprised of Directors Pond (Chairman), Meier and Wambold. This Committee (a) approves the remuneration arrangements of the Company’s Chief Executive Officer and other officers, including the corporate financial goals and objectives relevant to such arrangements, (b) approves and administers the Company’s executive compensation plans and arrangements, (c) approves the performance criteria against which performance-based executive compensation payments are measured, and (d) grants cash and stock based awards, stock options, and other benefits as authorized under any executive compensation plans.
Nominating and Governance Committee
        The Company has a standing Nominating & Governance Committee, which is comprised of Directors Meier (Chairman), Aronson, Holland and Shuey, each of whom is “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Committee’s two principal responsibilities are: (a) recommending candidates for membership on the Board and (b) insuring that the Board acts within the Governance Guidelines and that the Governance Guidelines remain appropriate.
        The Committee will consider candidates for Board membership proposed by stockholders of the Company or other parties. Any recommendation must be in writing,

accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating and Governance Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840. As of the date of this proxy statement, the Company has not received any director nominee recommendations from any stockholders.
        The Committee uses a variety of sources to identify candidates for Board membership, including current members of the Board, executive officers of the Company, individuals personally known to members of the Board and executive officers of the Company and, as described above, the Company’s stockholders, as well as, from time to time, third party search firms. The Committee may consider candidates for Board membership at its regular or special meetings held throughout the year.
        The Committee uses the same manner and process for evaluating every candidate for Board membership regardless of the original source of the candidate’s nomination. Once the Committee has identified a prospective candidate, the Committee makes an initial determination whether to conduct an initial evaluation of the candidate, which consists of an interview by the Chair of the Committee. The Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Committee believes, however, that the Company will be best served if its Directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience. The Chair communicates the results of this initial evaluation to the other Committee members, the Chairman of the Board, the Chief Executive Officer and the General Counsel. If the Committee determines, in consultation with the Chairman of the Board and the Chief Executive Officer, that further consideration of the candidate is warranted, members of the Company’s senior management gather additional information regarding the candidate. The Committee or members of the Company’s senior management then conduct background and reference checks regarding, and any final interviews, as necessary, of, the candidate. At that point, the candidate is invited to meet and interact with the members of the Board who are not on the Committee at one or more Board meetings. The Committee then makes a final determination whether to recommend the candidate to the Board for Board membership.
Availability of Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters
        The Company’s Governance Guidelines, Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee are available on the Company’s website at http://www.coopertire.com. To access these documents, first click on the “About Cooper” button on the Company’s website. Then, select the “Investor Relations” link, and the documents will be listed on the lower left side of the web page under the

“Corporate Governance” heading. In addition, stockholders may request a free printed copy of any of these materials by contacting:

Cooper Tire & Rubber Company
Attention: Director of Investor Relations
701 Lima Avenue
Findlay, Ohio 45840
(419) 423-1321
Stockholder Communications with the Board
        The Company’s Board has adopted a process by which stockholders may send communications to the Board, the non-employee Directors as a group, or any of the Directors. Any stockholder who wishes to communicate with the Board, the non-employee Directors as a group, or any Director may send a written communication addressed to:

Board of Directors — Stockholder Communication
Attention: Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840
        The Secretary will review and forward each written communication (except, in his sole determination, those communications clearly of a marketing nature, those communications better addressed by a specific Company department or those communications containing complaints regarding accounting, internal auditing controls or auditing matters) to the full Board, the non-employee Directors as a group, or the individual Director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific Company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls or auditing matters will be forwarded to the Chairman of the Audit Committee.
Director Attendance at Annual Meetings
        The Company’s Board does not have a specific policy regarding Director attendance at the Company’s Annual Meetings. All of the Company’s Directors attended the Company’s 2005 Annual Meeting.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
        Directors Pond, Meier and Wambold served as members of the Compensation Committee during 2005. During 2005, none of the members of the Compensation Committee was an officer or employee of the Company or its subsidiaries, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2005, none of the executive officers or Directors of the Company was a member of the board of directors, or any committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT AUDITORS
        Ernst & Young LLP served as the Company’s independent auditors for 2005, and has been appointed by the Audit Committee to continue in that capacity during 2006. The Audit Committee’s decision to appoint Ernst & Young LLP has been ratified by the Board and will be recommended to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company. During 2005, Ernst & Young LLP rendered both audit services, including an audit of the Company’s annual financial statements, and certain non-audit services. There is no understanding or agreement between the Company and Ernst & Young LLP that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates. Professional services rendered by Ernst & Young LLP are approved by the Audit Committee both as to the advisability and scope of the service, and the Audit Committee also considers whether such service would affect Ernst & Young LLP’s continuing independence.
Audit Fees
        Ernst & Young LLP’s aggregate fees billed for 2004 and 2005 for professional services rendered by them for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years are listed below.

2004 – $2,848,708	2005 – $1,137,860
Audit-Related Fees
        Ernst & Young LLP’s aggregate fees billed for 2004 and 2005 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and not reported under “Audit Fees” above, were:

2004 – $314,342	2005 – $100,173
        Audit-related fees included fees for employee benefit plan audits and accounting consultation. All audit-related services were pre-approved.
Tax Fees
        Ernst & Young LLP’s aggregate fees billed for 2004 and 2005 for professional services rendered by them for tax compliance, tax advice and tax planning were:

2004 – $2,025,388	2005 – $348,999
        Tax fees in 2004 and 2005 represented fees for international tax planning and domestic and foreign tax compliance. The fees in 2004 were also largely related to a special worldwide tax planning and compliance initiative. All tax services were pre-approved.

All Other Fees
        Ernst & Young LLP’s aggregate fees billed in 2004 and 2005 for products and services provided by them, other than those reported above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” were as follows:

2004 – $107,689	2005 – $6,405
        All other fees in 2004 included primarily fees for global expatriate service. All other fees in 2005 represented fees for a research tool subscription. All other services were pre-approved.
Audit Committee Pre-Approval Policies and Procedures
        The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent auditors, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and requests for audit-related services, tax services and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the year in which such services are to be performed to the extent known at that time. The policy prohibits the Company’s independent auditors from providing certain services described in the policy as prohibited services.
        Generally, requests for independent auditor services are submitted to the Audit Committee by the Company’s Corporate Controller (or other member of the Company’s senior financial management) and the Company’s independent auditors for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services are performed prior to their approval. The Chairman of the Audit Committee is also delegated the authority to approve independent auditor services requests provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent auditor services must include a description of the services to be provided and the fees for such services.
Auditor Attendance at 2006 Annual Meeting
        Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if they desire to do so.
AUDIT COMMITTEE REPORT
        This report is submitted by all members of the Audit Committee, for inclusion in this proxy statement, with respect to the matters described in this report.
        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the requirements of Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with the auditors’ independence. The Committee has concluded that the independent auditors are in fact independent of the Company.
        The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held seven meetings during fiscal year 2005.
        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
        Submitted by the Audit Committee of the Company’s Board of Directors:

John H. Shuey, Chairman
Arthur H. Aronson
Laurie J. Breininger
John J. Holland

BENEFICIAL OWNERSHIP OF SHARES
        The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d) (3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of March 7, 2006.
        The table does not include information regarding shares held of record, but not beneficially, by National City Bank, Cleveland, Ohio, the trustee of the Cooper Spectrum Investment Savings Plan and other defined contribution plans sponsored by the Company or a subsidiary of the Company. As of March 7, 2006, those plans held 5,581,762 shares, or 9.1%, of the Company’s outstanding Common Stock. The trustee, in its fiduciary capacity, has no investment powers and will vote the shares held in the plans in accordance with the instructions provided by the plan participants. If no such instructions are received, the provisions of the plans direct the trustee to vote such participant shares in the same manner in which the trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

Name and Address of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership	of Class

AXA Financial, Inc. et al.(1)	7,392,789	12.1%
Mac-Per-Wolf Company, Janus Capital Management LLC et al.(2)	7,353,274	12.0%
Brandes Investment Partners, Inc. et al.(3)	5,067,612	8.3%
American Century Companies, Inc. et al.(4)	3,918,061	6.4%
Dimensional Fund Advisors Inc.(5)	3,879,375	6.3%

(1)	AXA Financial, Inc. et al. filed an amended Schedule 13G with the SEC on February 14, 2006 indicating that, as of December 31, 2005, AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA, and their subsidiaries, including Alliance Capital Management L.P. and AXA Equitable Life Insurance Company, had sole voting power with respect to 4,084,659 shares, shared voting power with respect to 995,449 shares, sole dispositive power with respect to 7,378,812 shares, and shared dispositive power with respect to 13,997 shares. AXA Financial, Inc. is a parent holding company for (A) Alliance Capital Management L.P., an investment adviser; (B) AXA Equitable Life Insurance Company, an insurance company and investment adviser; and (C) Frontier Trust Company, FSB (Advest Trust), an investment adviser. AXA is a parent holding company for AXA Financial, Inc. AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group, are a parent holding company that controls AXA. AXA, and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group, declare that the Schedule 13G shall not be construed as an admission of beneficial ownership of these securities. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104. The address of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle is 26 rue Drouot, 75009 Paris, France, as a group. The address of AXA, Alliance Capital Management L.P., AXA Equitable Life Insurance Company, and Frontier Trust Company, FSB (Advest Trust) is 25 avenue Matignon, 75008 Paris, France.

(2)	Mac-Per-Wolf Company et al. filed a Schedule 13G with the SEC on February 15, 2006 indicating that, as of December 31, 2005, Mac-Per-Wolf Company had sole voting power with respect to 214,436 shares, shared voting power with respect to 7,138,838 shares, sole dispositive power with respect to 214,436 shares, and shared dispositive power with respect to 7,138,838 shares. Mac-Per-Wolf Company is a parent holding company for Perkins, Wolf, McDonnell and Company, LLC, a registered investment adviser, and PWMCO, LLC, which is a registered broker dealer. According to this filing, Perkins, Wolf, McDonnell and Company, LLC holds the shared securities, which holdings may be aggregated with the holdings described in an amended Schedule 13G filed by Janus Capital Management LLC with the SEC on February 15, 2006. The address of Mac-Per-Wolf Company et al. is 311 South Wacker Drive, Suite 6000, Chicago, Illinois 60606.

Janus Capital Management LLC et al. filed an amended Schedule 13G with the SEC on February 15, 2006 indicating that, as of December 31, 2005, Janus Capital Management LLC, Enhanced Investment Technologies LLC, and Perkins, Wolf, McDonnell and Company, LLC had shared voting power with respect to 7,138,838 shares and shared dispositive power with respect to 7,138,838 shares. Janus Capital Management LLC is a registered investment adviser and parent holding company that has an indirect 77.5% ownership stake in Enhanced Investment Technologies LLC and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC, each of which are registered investment advisers. According to this filing, the above- referenced holdings may be aggregated with the holdings described in the Schedule 13G filed by Mac-Per-Wolf Company. The address of Janus Capital Management LLC et al. is 151 Detroit Street, Denver, Colorado 80206.

(3)	Brandes Investment Partners, L.P. et al. filed a Schedule 13G with the SEC on February 14, 2006 indicating that, as of December 31, 2005, Brandes Investment Partners, L.P., Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson, and Jeffrey A. Busby had shared voting power with respect to 4,223,554 shares and shared dispositive power with respect to 5,067,612 shares. Brandes Investment Partners, L.P. is a registered investment adviser. Messrs. Brandes, Carlson, and Busby and Brandes Investment Partners, Inc. and Brandes Worldwide Holdings, L.P. are control persons with respect to Brandes Investment Partners, L.P. Messrs. Brandes, Carlson, and Busby and Brandes Investment Partners, Inc. disclaim direct ownership of the shares reported in the Schedule 13G except for an amount less than 1% of such shares, and Brandes Worldwide Holdings, L.P. disclaims direct ownership of the shares reported in the Schedule 13G. The address of Brandes Investment Partners, L.P. et al. is 11988 El Camino Real, Suite 500, San Diego, California 92130.

(4)	American Century Companies, Inc. et al. filed a Schedule 13G with the SEC on February 14, 2006 indicating that, as of December 31, 2005, American Century Companies, Inc. and American Century Investment Management, Inc. had sole voting power with respect to 3,886,961 shares and sole dispositive power with respect to 3,918,061 shares. American Century Companies, Inc. is a parent holding company or control person for American Century Investment Management, Inc., which is a registered investment adviser. The address of American Century Companies, Inc. et al. is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(5)	Dimensional Fund Advisors Inc. filed a Schedule 13G with the SEC on February 6, 2006 indicating that, as of December 31, 2005, Dimension Fund Advisors Inc. had sole voting power with respect to 3,879,375 shares and sole dispositive power with respect to 3,879,375 shares. Dimensional Fund Advisors, Inc., (“Dimensional”) is an investment advisor that furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (referred to by Dimensional as “the Funds”). Dimensional possesses investment and/or voting power over these securities, which it states are owned by the Funds. Although Dimensional’s filing states that it may be deemed to be the beneficial owner of these securities, it has disclaimed such beneficial ownership. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

SECURITY OWNERSHIP OF MANAGEMENT
        The information that follows is furnished as of March 7, 2006, to indicate beneficial ownership by all executive officers and Directors of the Company as a group, and each Named Executive Officer and Director individually, of the Company’s Common Stock.

	Amount and Nature
	of Beneficial
Name of Beneficial Owner	Ownership		Percent of Class

All executive officers and Directors as a group (14 persons)	1,941,793	shs (1)	3.1%
Arthur H. Aronson	40,218	shs (2)(3)	*
Laurie J. Breininger	11,004	shs (2)(3)	*
Steven M. Chapman	0	shs(2)(3)	*
Thomas A. Dattilo	1,010,775	shs (2)(4)	1.6%
John J. Holland	17,283	shs (2)(3)	*
James E. Kline	83,443	shs (2)(4)	*
John F. Meier	27,200	shs (2)(3)	*
Harold C. Miller	62,366	shs (2)(4)	*
Byron O. Pond	36,502	shs (2)(3)	*
John H. Shuey	22,285	shs (2)(3)	*
D. Richard Stephens	178,816	shs (2)(4)	*
Richard L. Wambold	13,986	shs (2)(3)	*
Philip G. Weaver	328,279	shs (2)(4)	*

*	Less than 1%

(1)	Includes 1,548,997 shares obtainable on exercise of stock options within 60 days following March 7, 2006, which options have not been exercised; 74,036 shares held in the Company’s Spectrum Investment Savings Plan for the account of the executive officers of the Company; 138,536 restricted stock units of which the holders have neither voting nor investment power; and 113,479 phantom stock units of which the holders have neither voting nor investment power. Of the remaining shares, none are subject to shared voting and investment power, and 66,745 are subject to the sole voting and investment power of the holders thereof.

(2)	Includes shares obtainable on exercise of stock options within 60 days following March 7, 2006, which options have not been exercised, as follows: Arthur H. Aronson — 10,566; Laurie J. Breininger — 3,117; Steven M. Chapman — 0; Thomas A. Dattilo — 875,149; John J. Holland — 5,117; James E. Kline — 74,555; John F. Meier — 9,578; Harold C. Miller — 44,023; Byron O. Pond — 9,351; John H. Shuey — 10,153; D. Richard Stephens — 129,679; Richard L. Wambold — 3,117; and Philip G. Weaver — 290,025.

(3)	Pursuant to the 1998 Non-Employee Directors Compensation Deferral Plan explained on page 30 of this proxy statement, the following Directors have been credited with the following number of phantom stock units as of March 7, 2006: Arthur H. Aronson — 29,652; Laurie J. Breininger — 7,887; Steven M. Chapman — 0; John J. Holland — 12,166; John F. Meier — 15,622; Byron O. Pond — 27,151; John H. Shuey — 12,132; and Richard L. Wambold — 8,869. The holders do not have voting or investment power over these phantom stock units.

(4)	Includes the following number of restricted stock units for each of the following executive officers: Thomas A. Dattilo — 90,547; James E. Kline — 6,767; Harold C. Miller — 6,580; D. Richard Stephens — 12,966; and Philip G. Weaver — 15,961. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of Common Stock of the Company corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents. Of Mr. Dattilo’s restricted stock units, 22,048 restricted stock units represent Mr. Dattilo’s 2003 LTIP payout and dividend equivalents accrued on such units. This number of restricted stock units paid to Mr. Dattilo was determined based on the fair market value of the Company’s Common Stock on February 4, 2004, the date of the payout. Mr. Dattilo’s restricted stock units also include 36,381 restricted stock units granted to Mr. Dattilo in connection with his employment with the Company in 1999, together with dividend equivalents accrued on such units. Of Mr. Weaver’s restricted stock units, 4,343 restricted stock units represent Mr. Weaver’s 2004 LTIP payout and dividend equivalents accrued on such units. This number of restricted stock units was determined based on the fair market value of the Company’s Common Stock on February 15, 2005, the date of the payout.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely upon a review of such reports and the representation of such Directors and executive officers, the Company believes that all reports due for Directors and executive officers during or for the year 2005 were timely filed.
STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2007
        Any stockholder who intends to present a proposal at the Annual Meeting in 2007 and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that Annual Meeting must deliver the proposal to the Secretary of the Company, at the Company’s principal executive offices, so that it is received not later than November 21, 2006. In addition, if a stockholder intends to present a proposal at the Company’s 2007 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before February 4, 2007, proxies solicited by the Board for the 2007 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the Annual Meeting.
INCORPORATION BY REFERENCE
        The Compensation Committee Report on Executive Compensation that begins on page 15 of this proxy statement, the Comparison of Five-Year Cumulative Total Return Among the Company, S&P 500 Index and S&P 500 Auto Parts & Equipment Index set forth on page 31 of this proxy statement, disclosure regarding the Company’s Audit Committee and audit committee financial expert set forth on page 33 of this proxy statement, and the Audit Committee Report that begins on page 37 of this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
SOLICITATION AND OTHER MATTERS
        The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.
        The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation. The Company has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York, to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $7,500, plus expenses. The Company also will reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company’s stock. In addition to the solicitation by use of the mails, solicitations may be made by telephone, facsimile or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may by telephone, facsimile or personally, request the return of proxies.
        Please mark, execute and return the accompanying proxy, or vote by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
James E. Kline
Vice President,
General Counsel and Secretary
March 21, 2006

APPENDIX A
COOPER TIRE & RUBBER COMPANY
2006 INCENTIVE COMPENSATION PLAN
1. Purposes.
        The purposes of the Plan are to advance the interests of the Company and its stockholders by attracting and retaining officers and key employees and to reward officers and key employees for contributing to the success of the Company and the creation of stockholder value. The Plan permits the Committee to make Awards which constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

2.	Definitions and Rules of Construction.
        (a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:
        “Award” means a Stock Award, RSU, Option, Performance Unit, Dividend Equivalent, Other Award, Performance Award or any combination of the foregoing.
        “Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.
        “Beneficiary” means the person designated in writing by the Participant to exercise or to receive an Award or payments or other amounts in respect thereof in the event of the Participant’s death or, if no such person has been designated in writing by the Participant prior to the date of death, the Participant’s estate. No Beneficiary designation under the Plan shall be effective unless it is in writing and is received by the Company prior to the date of death of the applicable Participant.
        “Board” means the Board of Directors of the Company.
        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations promulgated thereunder.
        “Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan, comprised solely of two or more non-employee directors, who are “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.
        “Common Shares” means shares of common stock, par value $1.00 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 16.
        “Companies” means the Company and each Subsidiary.
        “Company” means Cooper Tire & Rubber Company, a Delaware corporation.

        “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
        “Deferred Compensation Account” means the account established on the books and records of the Company to record the amount of deferred compensation payable under the Plan to a Participant.
        “Dividend Equivalent” means a right granted in accordance with Section 10 to receive a payment in cash, Common Shares or other property equal in value to the dividends declared and paid on a specified number of Common Shares. A Dividend Equivalent may constitute a free-standing Award or may be granted in connection with another type of Award.
        “Effective Date” means May 2, 2006.
        “Eligible Individual” means an individual described in Section 4(a).
        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rulings and regulations promulgated thereunder, as such law, rules and regulations may be amended from time to time.
        “Fair Market Value” means, with respect to the Company’s Common Shares, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a Common Share shall equal the average of the highest and the lowest quoted selling price of a Common Share as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Shares are not listed for trading on a national securities exchange but are quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).
        “GAAP” means United States Generally Accepted Accounting Principles.
        “Immediate Family” has the meaning ascribed to “family member” in General Instruction A(1)(a)(5) to Form S-8, as amended from time to time.
        “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
        “Nonqualified Stock Option” means any Option which is not an Incentive Stock Option.
        “Option” means an Option granted under Section 8, including an Incentive Stock Option and a Nonqualified Stock Option.
        “Other Award” means an Award granted under Section 11.
        “Participant” means an Eligible Individual who holds an outstanding Award under the Plan.
        “Performance Award” means the right of a Participant to receive a specified amount following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals applicable to such period.

        “Performance Goal” means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Awards pursuant to this Plan. The Performance Goals applicable to any Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria: any of the following: earnings per share, net income, net operating income, pretax profits, pretax operating income, revenue growth, return on sales, return on equity, return on assets managed, return on investment, return on invested capital, increase in the Fair Market Value of Common Shares, total return to stockholders, specified levels of cashflow, economic value added, expenses, working capital, profit margins or liquidity measures. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a Company-wide basis or established with respect to the performance of the individual Participant, one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures in which the Participant is employed. The Performance Goals may be relative to the performance of other corporations. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Goals or minimum acceptable level of achievement. To the extent that there is a change in GAAP during a Performance Period, the Committee may calculate any Performance Goal with or without regard to such change, provided that in the case of a Covered Employee the Committee’s decision whether or not to take such changes into account shall be made no later than the time the Committee specifies the Performance Goal for such Performance Period.
        “Performance Period” means a period of time designated by the Committee over which one or more Performance Goals are measured.
        “Performance Unit” means an Award granted pursuant to Section 9.
        “Plan” means this Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, as the same may be amended from time to time.
        “Restricted Shares” means Common Shares subject to a Stock Award that have not vested or remain subject to forfeiture, transfer or other restrictions in accordance with Section 7 and the applicable Award Document.
        “RSU” means a restricted stock unit award granted in accordance with Section 7.
        “Stock Award” means a grant of Common Shares in accordance with Section 7.
        “Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code. For purposes of determining whether, under Section 409A of the Code, a

Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Common Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.
        “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.
        “Target” means the target performance objective set by the Committee for a Performance Goal.
        “Target Payment” means the amount payable to a Participant for a Performance Period upon the achievement of one of more Targets set by the Committee for that period.
        (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.	Administration.
        (a) Authority of the Committee. The Plan shall be administered by the Committee, no member of which shall be eligible to participate in the Plan. The action of the members of the Committee present at any meeting, or acts unanimously approved in writing, shall be the acts of the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, (i) to select the Participants, (ii) to grant Awards, (iii) to determine the type, number and other terms and conditions of, and all other matters related to, Awards, (iv) to prescribe Award Documents (which need not be identical for each Participant), (v) to establish rules and regulations for the administration of the Plan, (vi) to construe and interpret the Plan and the forms of Award Documents and to correct defects, supply omissions or reconcile inconsistencies therein, (vii) to make factual determinations in connection with the administration or interpretation of the Plan, and (viii) to make all other decisions or interpretations as the Committee may deem necessary or advisable for the administration of the Plan. Any decision of the Committee in the administration of the Plan shall be final and conclusive on all interested persons.
        (b) Delegation. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to individuals who are subject to Section 16 of the Exchange Act, (ii) to make Awards which are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code or (iii) to amend or terminate the Plan in accordance with Section 18. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of any of the Companies.
        (c) Reliance and Indemnification. The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Companies or from the financial, accounting, legal or other advisers of any of the Companies. Each member of the Committee, each individual to whom the Committee delegates authority hereunder, each individual designated by the Committee to administer the Plan and each other person acting at the direction of or on behalf of the Committee shall not be liable for any determination or anything done or omitted to be done by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and, to the extent permitted by law and the bylaws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.

4.	Participation.
        (a) Eligible Individuals. Only officers and key employees of one of the Companies (or a division or operating unit thereof) or key consultants or advisers to any of the Companies or any individual who has accepted an offer of employment with any of the Companies as an officer or key employee to commence serving in any such capacities within 30 days of the date of grant shall be eligible to participate in the Plan and to receive Awards under the Plan.
        (b) Awards to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant for a Performance Period solely by reason of such Eligible Individual having received a prior Award or having been designated as a Participant for any prior Performance Period. The Committee may grant more than one Award to a Participant at the same time or may designate an Eligible Individual as a Participant in Performance Periods that begin on the same date or that cover overlapping periods of time.

5.	Common Shares Subject to the Plan.
        (a) Plan Limit. (i) Subject to adjustments as provided in Section 5(b) and Section 16, the Company is authorized to issue or transfer up to 5,000,000 Common Shares under the Plan (the “Plan Limit”). Such Common Shares may be newly issued Common Shares or reacquired Common Shares held in the treasury of the Company, plus any Common Shares relating to awards that expire or are forfeited or cancelled under the Plan.

(ii) Common Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Shares that were covered by that Award will be available for issue or transfer hereunder. Not-

withstanding anything to the contrary contained herein: (A) Common Shares tendered in payment of the exercise price of an Option shall not be added to the Plan Limit; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the Plan Limit; (C) Common Shares that are repurchased by the Company with Option proceeds shall not be added to the Plan Limit; and (D) all Common Shares covered by an Other Award in the form of a stock appreciation right, to the extent that it is exercised and settled in Common Shares, whether or not all Common Shares covered by the award are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan.

        (b) Substitute Awards. Except as otherwise required by the rules of the New York Stock Exchange, any Common Shares issued in connection with Substitute Awards shall not be counted against the Plan Limit and shall not be subject to Section 5(d).
        (c) Reserve. In administering the Plan, the Committee may establish reserves against the Plan Limit for amounts payable in settlement of Awards or in settlement of Deferred Compensation Accounts. The Committee may also promulgate additional rules and procedures for calculating the portion of the Plan Limit available for Awards. This Section 5 shall be applied and construed by the Committee so that no Common Shares are counted more than once for purposes of any debit or credit to the Plan Limit.
        (d) Special Limits. Anything to the contrary in Section 5(a) notwithstanding, but subject to Section 16(b), the following special limits shall apply to the number of Common Shares available for Awards under the Plan:

(i) The number of shares to all Participants in the aggregate that may be issued in the form of Stock Awards, or issued upon settlement of RSUs, Performance Units or Other Awards (excluding shares issued upon the exercise of Options or stock appreciation rights), shall not exceed 1,500,000 shares;

(ii) The maximum number of Common Shares that may be subject to Options granted to any Eligible Individual in any calendar year shall equal 1,000,000 shares.

(iii) In no event will the number of Common Shares issued in connection with the grant of Incentive Stock Options exceed 1,000,000 shares.

(iv) No Participant will be granted Performance Awards denominated in Common Shares (e.g., Performance Units denominated in Common Shares, Restricted Shares with Performance Goals) for more than 1,000,0000 Common Shares during any calendar year.
6. Awards in General.
        Awards under the Plan may consist of Stock Awards, RSUs, Options, Performance Units, Dividend Equivalents, Other Awards, Performance Awards or any combination of the foregoing. Any Award may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards may be made in combination with or as alternatives to grants or rights under any other compensation or benefit plan of the Companies, including the plan of any acquired entity. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Each Award shall specify the conditions of vesting that are necessary before the Award or installments thereof will become exercisable and may provide for the earlier exercise of such Award in the event of a change in control or similar event. Except in connection with a transaction or event described in Section 16(b) or in connection with the grant of Substitute Awards, nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options previously granted under this Plan or options previously granted under any other plan of the Company without stockholder approval.

7.	Stock Awards and RSUs.
        (a) Form of Award. The Committee is authorized to grant Common Shares to an Eligible Individual as a Stock Award (including, without limitation, a Stock Award in the form of Restricted Shares) and RSUs for no consideration other than the provision of services or at a purchase price determined by the Committee. In the case of an RSU, the Committee is authorized to grant one Common Share or cash and other property with a value equal to the Fair Market Value of a Common Share on the date of settlement of the RSU. Stock Awards or RSUs may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards. Common Shares granted pursuant to this Section 7 shall be subject to such restrictions on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine. If Common Shares are offered for sale under the Plan, the purchase price shall be payable in cash, or as set forth in the applicable Award Document, in Common Shares already owned by the Participant, for other consideration acceptable to the Committee or in any combination of cash, Common Shares or such other consideration.
        (b) Share Certificates; Rights and Privileges. At the time Restricted Shares are granted or sold to a Participant, share certificates representing the appropriate number of Restricted Shares may be registered in the name of the Participant but shall be held by the Company in custody for the account of such person. The certificates shall bear a legend restricting their transferability as provided herein. Except as may be determined by the Committee and set forth in the Agreement relating to an award or sale of Restricted Shares, a Participant shall have the rights of a stockholder as to such Restricted Shares, including the right to receive dividends and the right to vote in accordance with applicable law.
        (c) Distributions. Unless the Committee determines otherwise at or after the time of grant, any Common Shares or other securities of the Company received by a Participant to whom Restricted Shares or RSUs have been granted or sold as a result of a non-cash distribution to holders of Common Shares or as a stock dividend on Common Shares shall be subject to the same terms, conditions and restrictions as such Restricted Shares or RSUs.
        (d) Risk of Forfeiture.

(i) Each such grant or sale of Restricted Shares shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to be determined by the Committee at the date of grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a change in control. Each grant or sale of RSUs shall provide for a period of time during which such RSUs are subject to risk of forfeiture provisions to be determined by the Committee at the date of grant. If the Committee conditions the nonforfeitability of shares of Restricted Shares or RSUs upon service alone, such vesting may not occur before three (3) years from the date of grant of such Restricted Shares or RSUs, and if the Committee conditions the nonforfeitability of Restricted Shares or RSUs on Performance Goals, such nonforfeitability may not occur before one (1) year from the date of grant of such Restricted Shares or RSUs.

(ii) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares or RSUs shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares or RSUs to a continuing substantial risk of forfeiture in the hands of any transferee).

(iii) Any grant of Restricted Shares or RSUs may specify Performance Goals that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Performance Goals a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares or RSUs on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Goals.

(iv) Any such grant or sale of Restricted Shares or RSUs may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares or RSUs, which may be subject to the same restrictions as the underlying award.

8.	Stock Options.
        (a) Form of Award. The Committee is authorized to grant Options to Eligible Individuals. An Option shall entitle a Participant to purchase a specified number of Common Shares, subject to the limitations set forth in Section 5, during a specified time at an exercise price that is fixed at the time of grant, all as the Committee may determine; provided, however, that, except in the case of Options which are Substitute Awards, the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. An Option may be an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee and set forth in the applicable Award Document.
        (b) Payment of the exercise price of an Option shall be made:

(i) in cash,

(ii) to the extent provided by the Committee at or after the time of grant, in Common Shares (including shares already owned by the Participant owned for at least six (6) months (or other consideration authorized pursuant to Section 8(c)) having a value at the time of exercise equal to the total exercise price, or

(iii) by a combination of such methods of payment.
        To the extent permitted by law, the requirement of payment in cash will be deemed satisfied if the Optionee has made arrangements satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of Common Shares being purchased so that the net proceeds of the sale transaction will at least equal the aggregate exercise price and pursuant to which the bank or broker undertakes to deliver the aggregate exercise price to the Company not later than the date on which the sale transaction will settle in the ordinary course of business.

        (c) The Committee may determine, at or after the date of grant, that payment of the exercise price of any Option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, other Options (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Committee at or after the date of grant, whenever any exercise price is paid in whole or in part by means of any of the forms of consideration specified in this Section 8(c), the Common Shares received upon the exercise of the Options shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the Spread of any unexercisable portion of Options, or (ii) the stated value of Performance Units.
        (d) An Option shall be effective for such term as shall be determined by the Committee and set forth in the Award Document relating to such Option; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.
        (e) Incentive Stock Options. Each Option granted pursuant to this Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. No Incentive Stock Option may be issued pursuant to this Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the Common Shares subject to such Option, and (B) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Incentive Stock Option may be granted under this Plan after the tenth anniversary of the Effective Date. Incentive Stock Options may only be granted Eligible Individuals who meet the definition of “employees” under Section 3401(c) of the Code.
        (f) Each grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(i) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(ii) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Options or installments thereof will become exercisable and may provide for the earlier exercise of such Options in the event of a change in control or similar event.

(iii) Any grant of Options may specify Performance Goals that must be achieved as a condition to the exercise of such rights.
9. Performance Units.
        The Committee is authorized to grant Performance Units to Eligible Individuals. Performance Units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Document relating to such Performance Units. Performance Units may be paid in cash, Common Shares, Awards, other property or any combination thereof, as the Committee may determine at or after the time of grant. Such award may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.
10. Dividend Equivalents.
        The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Common Shares, Awards or other property equal in value to the dividends paid in respect of a specified number of Common Shares. Dividend Equivalents may be awarded on a free standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed reinvested in additional Common Shares, Awards, or other investment vehicles as the Committee may specify. Dividend Equivalents may be subject to the same terms and conditions as any Award granted in connection therewith or to such other terms and conditions as the Committee specifies in connection with the granting of the Dividend Equivalents.
11. Other Awards.
        The Committee is authorized to grant Other Awards in addition to the Awards as described in Sections 6 through 10 pursuant to which cash, Common Shares or other securities of the Company, other property or any combination thereof is, or in the future may be, acquired by a Participant. Other Awards may be valued in whole or in part with reference to, or otherwise based upon or related to one or more Performance Goals, the value of a Common Share or the value of other securities of the Company, including preferred stock, debentures, notes, convertible or exchangeable debt securities, rights or warrants, the value of any asset or property of the Company or such other criteria as the Committee shall specify. Other Awards may consist solely of cash bonuses or supplemental cash payments to a Participant, including without limitation, payments to permit the Participant to pay some or all of the tax liability incurred in connection with the vesting, exercise, payment or settlement of an Award. Other Awards may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards.

12.	Performance Awards.
        (a) Form of Award. Subject to the further provisions of this Section 12, the Committee is authorized to grant Performance Awards under this Section 12 which shall provide for Target Payments to Participants for a Performance Period upon the achievement of the Target or Targets established by the Committee for such Performance Period. Target Payments may be made in cash, Common Shares, Awards, other property or any combination thereof. Performance Awards may take the form of any other Award or an annual or long-term cash incentive bonus. The provisions of this Section 12 shall be construed and administered by the Committee in a manner which complies with the requirements under Section 162(m) of the Code applicable to “qualified performance based compensation.”
        (b) Performance Goals and Targets. The Performance Goals and Targets applicable to a Performance Period shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code and the regulations thereunder, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed. At the time that the Committee specifies the Performance Goals and Targets applicable to a Performance Period, the Committee shall also specify (i) the Target Payment payable for the Performance Period if the applicable Target or Targets are achieved, the amount, if any, payable in excess of the Target Payment if actual performance exceeds the Target or Targets and (iii) the amount by which the Target Payment will be reduced if actual performance is less than the Target or Targets established for the Performance Period. The Committee may also establish the minimum level of performance on one or more Performance Goals for a Performance Period below which no amounts will be payable for the Performance Period.
        (c) Additional Provisions Applicable to Performance Periods. More than one Performance Goal may apply to a given Performance Period and the payment in connection with a Performance Award for a given Performance Period may be made based upon (i) the attainment of the performance Targets for only one Performance Goal or for any one of the Performance Goals applicable to that Performance Period or (ii) performance related to two or more Performance Goals, whether assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Goals and Targets for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award payable for that Performance Period.
        (d) Duration of the Performance Period. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Goals and Targets applicable to that period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.
        (e) Certification. Following the completion of each Performance Period, the Committee shall certify, in accordance with the requirements in the regulations under Section 162(m) of the Code, whether the criteria for paying amounts in respect of each Performance Award related to that Performance Period have been achieved. Unless the Committee determines otherwise, no amounts payable in respect of Performance Awards shall be paid for a Performance Period until the Performance Period has ended and the Committee has certified the amount of the Awards payable for the Performance Period in accordance with Section 162(m) of the Code.
        (f) Discretion. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the amount payable in respect of a Performance Award to any Participant, for any reason, including, without limitation, (i) in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or any business division or unit or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles, (ii) to take into account a change in the position or duties of a Participant during the Performance Period or a change in the Participant’s employment status during the Performance Period or (iii) to take into account subjective or objective performance factors not otherwise set forth in the Plan or applicable Award Documents.
        (g) Timing of Payment. Subject to Section 12(e) and 14(b), the amounts, if any, payable in respect of Performance Awards for a Performance Period will generally be paid within two and one-half (2 1/2) months following the end of the applicable Performance Period.
        (h) Maximum Amount Payable Per Participant Under This Section 12. The maximum aggregate value of the cash and other property in settlement of any particular dollar-denominated Performance Award payable per Participant for any Performance Period of twelve (12) months or less (e.g. as annual cash incentive bonus) may not exceed $3,000,000 and, for any Performance Period of more than twelve (12) months (e.g. the cash component of a long-term incentive compensation plan) may not exceed $7,000,000.
        (i) Payment of Performance Awards in Common Shares. In the event that the Company settles a Performance Award through the payment of Common Shares that is subject to either forfeiture or transfer restrictions, the Company may apply a reasonable discount to the then Fair Market Value of the stock in determining the number of shares issued in settlement of such portion of the award; provided, however, that the amount of the discount applied to the Fair Market Value of a Common Share may not exceed 25%.

13.	Vesting; Forfeiture; Termination of Employment and Change in Control.
        The Committee shall specify at or after the time of grant of an Award the vesting, forfeiture and other conditions applicable to the Award and the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Companies and may provide for the earlier exercise of such award in the event of a change in control or similar event.

14.	Acceleration and Deferral.
        (a) Acceleration. To the extent permitted by Section 409A of the Code, the Committee may accelerate the payment or settlement of an Award and may apply a reasonable discount to the amount delivered to the Participant to reflect such accelerated payment or settlement. If the Committee accelerates the payment or settlement of a Performance Award, the amount of the discount applied to such accelerated payment or settlement shall meet the requirements of the regulations under Section 162(m) of the Code.
        (b) Deferral. Except with respect to Options and Other Awards in the form of “stock appreciation rights,” in accordance with rules and procedures established by the Committee, the Committee (i) may permit a Participant at the time of grant to defer receipt of payment or settlement of some or all of an Award to one or more dates elected by the Participant, subsequent to the date on which such Award is payable or otherwise to be settled, or (ii) may require at the time of grant that the portion of an Award in excess of an amount specified by the Committee be mandatorily deferred until one or more dates specified by the Committee. Amounts deferred in accordance with the preceding sentence shall be noted in a bookkeeping account maintained by the Company for this purpose and may periodically be credited with notional interest or earnings in accordance with procedures established by the Committee from time to time. Deferred amounts shall be paid in cash, Common Shares or other property, as determined by the Committee at or after the time of deferral, on the date or dates elected by the Participant or, in the case of amounts which are mandatorily deferred, on the date or dates specified by the Committee. If any such deferral is permitted or required by the Committee under this Section 14(b), the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the event that would result in payment of the deferred amount, the interest or other earnings attributed to the deferral and the method of finding, if any, attributed to the deferred amount.

15.	General Provisions.
        (a) Non transferability of Award. Unless the Committee determines otherwise, no Award or amount payable under, or interest in, the Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; provided, however, that this sentence shall not preclude a Participant from designating a Beneficiary to receive the Participant’s outstanding Award following the death of the Participant. The Committee, may in its discretion, permit transfers of Awards other than those contemplated by this Section 15(a).
        (b) The Committee may specify at the date of grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Options, or upon payment under any grant of Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions on transfer.
        (c) Notwithstanding the provisions of Section 15(a), Options (other than Incentive Stock Options) shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.
        (d) Rights with Respect to Shares. A Participant shall have no rights as a stockholder with respect to Common Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares, and, except as provided in Section 10, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.
        (e) No Right to Continued Employment. Neither the creation of this Plan nor the granting of Awards thereunder shall be deemed to create a condition of employment or right to continued employment with the Company, and each Participant shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence.
        (f) Consent to Plan. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
        (g) Wage and Tax Withholding. To the extent that the Company or any Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company or any Subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. Common Shares or benefits shall not be withheld in excess of the minimum number required for such tax withholding.
        (h) Compliance with Section 409A of the Code. To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. The Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in the Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
        (i) Compliance with Securities Laws. An Award may not be exercised, and no Common Shares may be issued in connection with an Award, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available.
        (j) Awards to Individuals Subject to Non U.S. Jurisdictions. To the extent that Awards under this Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the local laws, tax policy or custom of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more subplans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company. For purposes of this Section 15(j), Eligible Individual shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.
        (k) Unfunded Plan. This Plan is intended to constitute an “unfunded” plan for incentive compensation. Nothing contained in the Plan (or in any Award Documents or other documentation related thereto) shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, Common Shares, or other property or make other arrangements, to meet the Company’s obligations under this Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee determines otherwise. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify.
        (l) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.
        (m) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six (6) months.
        (n) Expenses. The costs and expenses of administering and implementing the Plan shall be borne by the Company.
        (o) Application of Fund. The proceeds received by the Company from the sale of Common Shares or other securities pursuant to Award will be used for general corporate purposes.

16.	Recapitalization or Reorganization.
        (a) Authority of the Company and Stockholders. The existence of this Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
        (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a), including the maximum number of shares available under the special limits provided for in Section 5(d), may be equitably adjusted in the sole discretion of the Committee, in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under this Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject. Moreover, in the event of any of the foregoing events, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such consideration, including, but not limited to, cash, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 5 as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 16(b); provided, however, that any such adjustment to the number specified in Section 5(d)(iii) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.
17. Effective Date.
        The Plan shall become effective on the Effective Date, subject to subsequent approval thereof by the Company’s stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 18. If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect.

18.	Amendment and Termination.
        (a) Notwithstanding anything herein to the contrary, to the extent permitted under Section 409A of the Code, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend this Plan in whole or in part; provided, however, that no amendment which (i) increases the Plan Limit or increases limits set forth in Section 5(d) (except as otherwise contemplated by the terms of the Plan as approved by stockholders), (ii) allows for grants of Options (other than Substitute Awards) at an exercise price less than Fair Market Value at the time of grant or (iii) amends the last sentence of Section 6 in a manner that would permit a reduction in the exercise price of Options (or options granted under another plan of the Companies), under circumstances other than those stated in such sentence, shall be effective without shareholder approval. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without shareholder approval.
        (b) The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 16 of the Plan.
        (c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

        (d) If permitted by Section 409A of the Code and except in the case of a Covered Employee where such action would result in the loss of an otherwise available exemption under Section 162(m) of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the period of restrictions has not been completed, or any Performance Units or Performance Awards which have not been fully earned, or any other awards made pursuant to Section 11 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b), the Committee may, in its sole discretion, accelerate the time at which such Option may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end, or the time at which such Performance Units or Performance Awards will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
        (e) No grant shall be made under this Plan more than ten (10) years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.
19. Governing Law.
        The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within such state and without giving effect to principles of conflicts of laws.

NOTICE
OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
May 2, 2006
IMPORTANT:

All stockholders are requested to mark, date, sign and mail promptly the enclosed proxy for which an envelope is provided, or cast their ballots by Internet or telephone.

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[ BAR CODE ]

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MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
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ADD 5
ADD 6	C 1234567890 J N T

[ BAR CODE ]	[ BAR CODE ]

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card           123456           C0123456789           12345

A. Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote “FOR” the listed nominees.

	For	Withhold
01 - John J. Holland	☐	☐
02 - John F. Meier	☐	☐
03 - John H. Shuey	☐	☐

B. Other Proposals
The Board of Directors recommends a vote “FOR” the following proposals.

		For	Against	Abstain
2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2006.	☐	☐	☐

		For	Against	Abstain
3.	Approval of the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, including the Performance Goals listed thereunder.	☐	☐	☐

4.	In their discretion, the proxies named herein are also authorized to take action upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

C. Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

Proxy — Cooper Tire & Rubber Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 2, 2006

The undersigned hereby appoints Thomas A. Dattilo, James E. Kline and Philip G. Weaver, or any of them or their substitutes, as proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 7, 2006, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held in the Alumni Memorial Union, North Multi-Purpose Room at the University of Findlay, 1000 North Main Street, Findlay, Ohio 45840, on Tuesday, May 2, 2006, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein, “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent auditors and “FOR” approval of the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, including the Performance Goals listed thereunder. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on the reverse side)

TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 2:00 a.m., Eastern Daylight Time, on May 2, 2006.

THANK YOU FOR VOTING

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[ BAR CODE ]

000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3	000000000.000 ext
ADD 4	000000000.000 ext
ADD 5
ADD 6
C 1234567890 JNT
[BAR CODE]
[BAR CODE]

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Voting Instruction Card          123456          C0123456789          12345

A. Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote “FOR” the listed nominees.

	For	Withhold
01 – John J. Holland	☐	☐
02 – John F. Meier	☐	☐
03 – John H. Shuey	☐	☐

B. Other Proposals
The Board of Directors recommends a vote “FOR” the following proposals.

		For	Against	Abstain
2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2006.	☐	☐	☐

		For	Against	Abstain
3.	Approval of the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, including the Performance Goals listed thereunder.	☐	☐	☐

4.	In its discretion, the trustee is also authorized to take action upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

C. Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this voting instruction card. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

Voting Instruction Card — Cooper Tire & Rubber Company

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 2, 2006

To: National City Bank, Trustee under certain defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company or a wholly owned subsidiary.

Pursuant to the applicable terms of the Plan in which I, the undersigned, am a participant, I hereby direct the Trustee to vote (in person or by proxy) all shares of common stock of Cooper Tire & Rubber Company held in my account under the Plan at the close of business on March 7, 2006 at the Annual Meeting of Stockholders to be held in the Alumni Memorial Union, North Multi-Purpose Room at the University of Findlay, 1000 North Main Street, Findlay, Ohio 45840, on Tuesday, May 2, 2006, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting, in accordance with the instructions given by me on the opposite side of this voting instruction card.

This voting instruction card allows participants in the following defined contribution plans sponsored by Cooper Tire & Rubber Company (or one of its subsidiaries) to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in their accounts under such Plans in accordance with their instructions:

•	Spectrum Investment Savings Plan

•	Pre-Tax Savings Plan (Findlay)

•	Pre-Tax Savings Plan (Texarkana)

•	Pre-Tax Savings Plan (Clarksdale)

•	The Standard Products Company Collectively Bargained Savings and Retirement Plan (Reid Division), United Steelworkers of America Local #3586

This voting instruction card, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no direction is indicated, the Trustee will vote in the same manner in which the Trustee is directed to vote the majority of the aggregate shares held by Plan participants. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

PLEASE VOTE, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on the reverse side)

TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your voting instruction card, you may choose one of the two voting methods outlined below to vote your voting instruction card.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this voting instruction card.
Voting instructions submitted by telephone or the Internet must be received by 2:00 a.m., Eastern Daylight Time, on April 28, 2006.

THANK YOU FOR VOTING

[BAR CODE]

000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3	000000000.000 ext
ADD 4	000000000.000 ext
ADD 5
ADD 6
C 1234567890 JNT
[BAR CODE]
[BAR CODE]

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors
1.	The Board of Directors recommends a vote “FOR” the listed nominees.

	For	Withhold
01 – John J. Holland	☐	☐
02 – John F. Meier	☐	☐
03 – John H. Shuey	☐	☐

B. Other Proposals
The Board of Directors recommends a vote “FOR” the following proposals.

		For	Against	Abstain
2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2006.	☐	☐	☐

		For	Against	Abstain
3.	Approval of the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, including the Performance Goals listed thereunder.	☐	☐	☐

4.	In their discretion, the proxies named herein are also authorized to take action upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

C. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

Proxy — Cooper Tire & Rubber Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 2, 2006

The undersigned hereby appoints Thomas A. Dattilo, James E. Kline and Philip G. Weaver, or any of them or their substitutes, as proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 7, 2006, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held in the Alumni Memorial Union, North Multi-Purpose Room at the University of Findlay, 1000 North Main Street, Findlay, Ohio 45840, on Tuesday, May 2, 2006, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein, “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent auditors and “FOR” approval of the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, including the Performance Goals listed thereunder. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on the reverse side)